Exhibit 10.4

EXHIBIT A TO
AMENDMENT AND RESTATEMENT AGREEMENT

SECOND AMENDED AND RESTATED REIMBURSEMENT AGREEMENT
dated as of
November 14, 2014
as amended and restated as of February 19, 2016
as further amended and restated as of April 26, 2018
among

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.,
CME MEDIA ENTERPRISES B.V.,
and

TIME WARNER INC.,
as CME Credit Guarantor

i

ii

Section 7.15	Independence of Covenants	76
Section 7.16	No Personal Liability of Directors, Officers, Employees, Incorporators or Stockholders	76
Section 7.17	Appointment of Time Warner as Agent	76
Section 7.18	CME and CME BV Waiver	76
Section 7.19	2016 Refinancing Guarantee Fee Guarantee	77
Section 7.20	Guarantee Payment Cooperation	77
Section 7.21	Setoff	77
Section 7.22	Restatement Effective Date	78

SCHEDULES:

Schedule 3.08	Filing or Stamp Tax
Schedule 3.13	Subsidiaries

EXHIBITS:

Exhibit A	Form of Guarantee
Exhibit B	Form of Compliance Certificate
Exhibit C	Form of Curacao Pledge Agreement
Exhibit D	Form of Dutch Pledge Agreement
Exhibit E	Form of Intercreditor Agreement

iii

SECOND AMENDED AND RESTATED
REIMBURSEMENT AGREEMENT
This Second Amended and Restated Reimbursement Agreement (this “Agreement”), dated as of November 14, 2014, as amended and restated as of February 19, 2016 (the “First Restatement Date”) and as further amended and restated as of April 26, 2018 (the “Second Restatement Date”), is among CENTRAL EUROPEAN MEDIA ENTERPRISES LTD., an exempted limited company incorporated under the laws of Bermuda (“CME”), CME MEDIA ENTERPRISES B.V., a private company with limited liability incorporated under the laws of the Netherlands (“CME BV”) and TIME WARNER INC., a Delaware corporation, as CME Credit Guarantor (the “CME Credit Guarantor”) and Agent.
Prior to the First Restatement Date, (a) CME and CME Credit Guarantor have entered into (i) the 2014 Third Party Credit Agreement (such term and other capitalized terms having the meanings set forth in Article I) and 2014 Refinancing Hedge and (ii) the 2015 Third Party Credit Agreement and 2015 Refinancing Hedge and (b) CME Credit Guarantor, Historic TW, TBS and HBO have entered into the 2014 Third Party Credit Agreement Guarantee, 2014 Refinancing Hedge Guarantee, 2015 Third Party Credit Agreement Guarantee and 2015 Refinancing Hedge Guarantee.
On the First Restatement Date, (a) CME BV, CME and CME Credit Guarantor have entered into the 2016 Third Party Credit Agreement and (b) CME Credit Guarantor, Historic TW, TBS and HBO have entered into the 2016 Third Party Credit Agreement Guarantee.
Prior to borrowing under the 2016 Third Party Credit Agreement, (a) CME BV has entered into the 2016 Refinancing Hedge and (b) CME Credit Guarantor, Historic TW, TBS and HBO have entered into the 2016 Refinancing Hedge Guarantee.
On or around the Second Restatement Date, (a) certain amendments to the 2015 Third Party Credit Agreement and 2016 Third Party Credit Agreement shall be effected to extend the maturity dates thereof as set forth therein and (b) certain amendments to the 2015 Refinancing Hedge and the 2016 Refinancing Hedge shall be effected to extend the duration thereof to be coterminous with the extended maturity of the 2015 Third Party Credit Agreement or 2016 Third Party Credit Agreement, as applicable.
Under certain circumstances, CME Credit Guarantor or one of its Affiliates may purchase the 2014 Third Party Loans, 2015 Third Party Loans, and/or 2016 Third Party Loans pursuant to the terms set forth in the 2014 Third Party Credit Agreement, 2015 Third Party Credit Agreement and 2016 Third Party Credit Agreement, respectively.
The parties hereto desire, among other things, to set forth the terms of the obligation of (a) CME to (i) reimburse CME Credit Guarantor for any amounts paid by CME Credit Guarantor and/or the Time Warner Subsidiary Guarantors in respect of (w) the 2014 Third Party Credit Agreement Guarantee, 2015 Third Party Credit Agreement Guarantee and 2016 Third Party Credit Agreement Guarantee, (x) the 2014 Third Party Loan Purchase Price, 2015 Third Party Loan Purchase Price and 2016 Third Party Loan Purchase Price, (y) any payments made under the 2014 Third Party Credit Agreement, 2015 Third Party Credit Agreement and 2016 Third Party Credit Agreement, in any case on behalf of CME or CME BV, as applicable, and (z) the 2014 Refinancing Hedge Guarantee, 2015 Refinancing Hedge Guarantee and 2016 Refinancing Hedge Guarantee and (ii) pay the Commitment Fee, 2014 Refinancing Guarantee Fee and 2015 Refinancing Guarantee Fee and (b) CME BV to pay the 2016 Refinancing Guarantee Fee.
In consideration of the mutual promises contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
Section 1.01    Defined Terms. Except as otherwise provided herein, as used in this Agreement, the following terms have the meanings specified below:
“2014 Effective Date” means November 14, 2014.
“2014 Refinancing Cash Fee Portion” has the meaning assigned to such term in Section 2.03(a).
“2014 Refinancing Guarantee Fee” has the meaning assigned to such term in Section 2.03(a).
“2014 Refinancing Guarantee Fee Rate” has the meaning assigned to such term in Section 2.03(a).
“2014 Refinancing Hedge” means one or more unsecured interest rate hedging agreements to hedge changes in the interest rate on 100% of the aggregate principal amount of the 2014 Third Party Loan under the 2014 Third Party Credit Agreement through the maturity of the 2014 Third Party Credit Agreement on November 1, 2018.
“2014 Refinancing Hedge Guarantee” means those certain Guarantees entered into in connection with the 2014 Refinancing Hedge by CME Credit Guarantor, Historic TW, TBS and HBO in favor of each provider of the 2014 Refinancing Hedge.
“2014 Refinancing PIK Fee Portion” has the meaning assigned to such term in Section 2.03(a).
“2014 Third Party Credit Agreement” means that certain Credit Agreement, dated as of November 14, 2014, as amended by the First Amendment, dated as of March 9, 2015, the Second Amendment, dated as of February 19, 2016, the Third Amendment, dated as of June 22, 2017, and the Fourth Amendment, dated as of February 5, 2018, among CME, CME Credit Guarantor, the lenders party thereto from time to time and BNP Paribas, as administrative agent.
“2014 Third Party Credit Agreement Guarantee” means that certain Guarantee, dated as of November 14, 2014, by CME Credit Guarantor, Historic TW, TBS and HBO in favor of BNP Paribas, as administrative agent for the lenders under the 2014 Third Party Credit Agreement.
“2014 Third Party Loans” means the term loans made to CME under the 2014 Third Party Credit Agreement.
“2014 Third Party Loans Purchase Price” means the purchase price paid by CME Credit Guarantor or one of its Affiliates to purchase all outstanding 2014 Third Party Loans pursuant to Section 2.18(c) of the 2014 Third Party Credit Agreement.

“2014/2015 Applicable Rate” means:
(a)    on any date on and after March 1, 2017, but prior to the Second Restatement Date, the rate per annum set forth below as the 2014/2015 Cash Rate (the “2014/2015 Cash Rate”), the 2014/2015 PIK Fee Rate (the “2014/2015 PIK Fee Rate”) or the 2014/2015 Total Rate (the “2014/2015 Total Rate”), as applicable, based upon Consolidated Net Leverage as of the last day of each Accounting Quarter for which a Compliance Certificate has been delivered pursuant to Section 5.01(b):

Consolidated Net Leverage	2014/2015 Cash Rate	2014/2015 PIK Fee Rate	2014/2015 Total Rate
≥ 7.0x	5.00%	3.50%	8.50%
< 7.0x – 6.0x	5.00%	2.25%	7.25%
< 6.0x – 5.0x	5.00%	1.00%	6.00%
< 5.0x	5.00%	0.00%	5.00%
; or
(b)    on any date on and after the Second Restatement Date, the rate per annum set forth below as the 2014/2015 Total Cash Rate (the “2014/2015 Total Cash Rate”), based upon Consolidated Net Leverage as of the last day of each Accounting Quarter for which a Compliance Certificate has been delivered pursuant to Section 5.01(b):

Consolidated Net Leverage	2014/2015 Total Cash Rate
≥ 7.0x	6.00%
< 7.0x – 6.0x	5.00%
< 6.0x – 5.0x	4.25%
< 5.0x – 4.0x	3.75%
< 4.0x	3.25%
; provided that if the Deleveraging Condition is satisfied after the Second Restatement Date but on or prior to September 30, 2018, the 2014/2015 Total Cash Rate, on and after the first calendar day of the first full month following the date of delivery to CME Credit Guarantor of written notice thereof, setting out (in reasonable detail) computations as to the satisfaction thereof (the “Deleveraging Condition Satisfaction Notice”), shall mean the rate per annum set forth below as the 2014/2015 Total Cash Rate, based upon Consolidated Net Leverage as of the last day of each Accounting Quarter for which a Compliance Certificate has been delivered pursuant to Section 5.01(b) (it being understood that the pricing grid set forth above in this clause (b) shall be effective at all times on and after the Second Restatement Date if the Deleveraging Condition is not satisfied on or prior to September 30, 2018 or a Deleveraging Condition Satisfaction Notice is not delivered on or prior to the date on which a Compliance Certificate is required to be delivered pursuant to Section 5.01(b) for the Accounting Quarter ended September 30, 2018):

Consolidated Net Leverage	2014/2015 Total Cash Rate
≥ 7.0x	5.50%
< 7.0x – 6.0x	4.50%
< 6.0x – 5.0x	3.75%
< 5.0x – 4.0x	3.25%
< 4.0x	3.00%
Each change in the 2014/2015 Applicable Rate resulting from a change in Consolidated Net Leverage shall be effective on and after the second Business Day following the date of delivery to CME Credit Guarantor of a Compliance Certificate pursuant to Section 5.01(b) indicating such change until the date immediately preceding the second Business Day following the next date of delivery of such Compliance Certificate indicating another such change.
Notwithstanding anything to the contrary, Consolidated Net Leverage will be deemed to be ≥ 7.0x (i) at any time during which CME has failed to deliver a Compliance Certificate and/or the related financial statements pursuant to Section 5.01(a), until the date on which such Compliance Certificate and/or financial statements are delivered and (ii) at any time during the existence of an Event of Default.
If (i) (x) Consolidated Net Leverage used to determine the 2014/2015 Applicable Rate for any period is incorrect as a result of any error, misstatement or misrepresentation contained in any financial statement or Compliance Certificate delivered by CME or (y) after delivery thereof, the Deleveraging Condition Satisfaction Notice is incorrect as a result of any error, misstatement or misrepresentation contained in any financial statement or the Deleveraging Condition Satisfaction Notice delivered by CME, and (ii) in either case, as a result thereof, the 2014/2015 Applicable Rate payable by CME at any time is lower than the 2014/2015 Applicable Rate that would have been payable by CME had the 2014/2015 Applicable Rate been calculated on the basis of the correct Consolidated Net Leverage and/or the correct pricing grid, then the 2014/2015 Applicable Rate in respect of such period will be adjusted upwards automatically and retroactively and CME shall pay to CME Credit Guarantor such additional amounts as are necessary so that after receipt of such amounts CME Credit Guarantor receives an amount equal to the amount it would have received had the 2014/2015 Applicable Rate been calculated during such period on the basis of the correct Consolidated Net Leverage and/or the correct pricing grid, as applicable.
The 2014/2015 Applicable Rate is subject to increase following a Change of Control as set forth in Section 2.03(d) below and shall not subsequently vary based on Consolidated Net Leverage.
“2014/2015 Cash Rate” has the meaning assigned to such term in the definition of “2014/2015 Applicable Rate”.
“2014/2015 PIK Fee Rate” has the meaning assigned to such term in the definition of “2014/2015 Applicable Rate”.
“2014/2015 Total Cash Rate” has the meaning assigned to such term in the definition of “2014/2015 Applicable Rate”.
“2014/2015 Total Rate” has the meaning assigned to such term in the definition of “2014/2015 Applicable Rate”.
“2015 Effective Date” means September 30, 2015.
“2015 Refinancing Cash Fee Portion” has the meaning assigned to such term in Section 2.03(b).

“2015 Refinancing Guarantee Fee” has the meaning assigned to such term in Section 2.03(b).
“2015 Refinancing Guarantee Fee Rate” has the meaning assigned to such term in Section 2.03(b).
“2015 Refinancing Hedge” means one or more unsecured interest rate hedging agreements to hedge changes in the interest rate on 100% of the aggregate principal amount of the 2015 Third Party Loan under the 2015 Third Party Credit Agreement through the maturity of the 2015 Third Party Loan on November 1, 2021.
“2015 Refinancing Hedge Guarantee” means those certain Guarantees entered into in connection with the 2015 Refinancing Hedge by CME Credit Guarantor, Historic TW, TBS and HBO in favor of each provider of the 2015 Refinancing Hedge.
“2015 Refinancing PIK Fee Portion” has the meaning assigned to such term in Section 2.03(b).
“2015 Third Party Credit Agreement” means that certain Credit Agreement, dated as of September 30, 2015, as amended by the First Amendment, dated as of February 19, 2016, and the Second Amendment, dated on or around the Second Restatement Date, among CME, CME Credit Guarantor, the lenders party thereto from time to time and BNP Paribas, as administrative agent.
“2015 Third Party Credit Agreement Guarantee” means that certain Guarantee, dated as of September 30, 2015, by CME Credit Guarantor, Historic TW, TBS and HBO in favor of BNP Paribas, as administrative agent for the lenders under the 2015 Third Party Credit Agreement.
“2015 Third Party Loans” means the term loans made to CME under the 2015 Third Party Credit Agreement.
“2015 Third Party Loans Purchase Price” means the purchase price paid by CME Credit Guarantor or one of its Affiliates to purchase all outstanding 2015 Third Party Loans pursuant to Section 2.18(c) of the 2015 Third Party Credit Agreement.

“2016 Applicable Rate” means:
(a)    on any date prior to March 1, 2017, the rate per annum set forth below as the 2016 Cash Rate, 2016 Refinancing PIK Fee Rate or 2016 Total Rate, as applicable, based upon Consolidated Net Leverage as of the last day of each Accounting Quarter for which a Compliance Certificate has been delivered pursuant to Section 5.01(b):

Consolidated Net Leverage	2016 Cash Rate	2016 Refinancing PIK Fee Rate	2016 Total Rate
≥ 8.0x	5.0%	5.5%	10.5%
< 8.0x – 7.0x	5.0%	5.0%	10.0%
< 7.0x – 6.0x	5.0%	4.0%	9.0%
< 6.0x – 5.0x	5.0%	3.0%	8.0%
< 5.0x	5.0%	2.0%	7.0%
; or
(b)    on any date on and after March 1, 2017, but prior to the Second Restatement Date, the rate per annum set forth below as the 2016 Cash Rate, 2016 Refinancing PIK Fee Rate or 2016 Total Rate, as applicable, based upon Consolidated Net Leverage as of the last day of each Accounting Quarter for which a Compliance Certificate has been delivered pursuant to Section 5.01(b):

Consolidated Net Leverage	2016 Cash Rate	2016 Refinancing PIK Fee Rate	2016 Total Rate
≥ 7.0x	5.00%	3.50%	8.50%
< 7.0x – 6.0x	5.00%	2.25%	7.25%
< 6.0x – 5.0x	5.00%	1.00%	6.00%
< 5.0x	5.00%	0.00%	5.00%
; or
(c)    on any date on and after the Second Restatement Date, the rate per annum set forth below as the 2016 Total Cash Rate (the “2016 Total Cash Rate”), based upon Consolidated Net Leverage as of the last day of each Accounting Quarter for which a Compliance Certificate has been delivered pursuant to Section 5.01(b):

Consolidated Net Leverage	2016 Total Cash Rate
≥ 7.0x	6.50%
< 7.0x – 6.0x	5.50%
< 6.0x – 5.0x	4.75%
< 5.0x – 4.0x	4.25%
< 4.0x – 3.0x	3.75%
< 3.0x	3.50%
; provided that if the Deleveraging Condition is satisfied after the Second Restatement Date but on or prior to September 30, 2018, the 2016 Total Cash Rate, on and after the first calendar day of the first full month following the date of delivery to CME Credit Guarantor of the Deleveraging Condition Satisfaction Notice, shall mean the rate per annum set forth below as the 2016 Total Cash Rate, based upon Consolidated Net Leverage as of the last day of each Accounting Quarter for which a Compliance Certificate has been delivered pursuant to Section 5.01(b) (it being understood that the pricing grid set forth above in this clause (c) shall be effective at all times on and after the Second Restatement Date if the Deleveraging Condition is not satisfied on or prior to September 30, 2018 or a Deleveraging Condition Satisfaction Notice is not delivered on or prior to the date on which a Compliance Certificate is required to be delivered pursuant to Section 5.01(b) for the Accounting Quarter ended September 30, 2018):

Consolidated Net Leverage	2016 Total Cash Rate
≥ 7.0x	6.00%
< 7.0x – 6.0x	5.00%
< 6.0x – 5.0x	4.25%
< 5.0x – 4.0x	3.75%
< 4.0x – 3.0x	3.25%
< 3.0x	3.00%
Each change in the 2016 Applicable Rate resulting from a change in Consolidated Net Leverage shall be effective on and after the second Business Day following the date of delivery to CME Credit Guarantor of a Compliance Certificate pursuant to Section 5.01(b) indicating such change until the date immediately preceding the second Business Day following the next date of delivery of such Compliance Certificate indicating another such change.

Notwithstanding anything to the contrary, (x) prior to the Second Restatement Date, Consolidated Net Leverage will be deemed to be ≥ 8.0x (i) from the 2016 Effective Date to the date of delivery by CME of the Compliance Certificate for the Accounting Quarter ending after the 2016 Effective Date, (ii) at any time during which CME has failed to deliver a Compliance Certificate and/or the related financial statements pursuant to Section 5.01(a), until the date on which such Compliance Certificate and/or financial statements are delivered and (iii) at any time during the existence of an Event of Default and (y) on and after March 1, 2017, Consolidated Net Leverage will be deemed to be ≥ 7.0x (i) at any time during which CME has failed to deliver a Compliance Certificate and/or the related financial statements pursuant to Section 5.01(a), until the date on which such Compliance Certificate and/or financial statements are delivered and (ii) at any time during the existence of an Event of Default.
If (i) (x) Consolidated Net Leverage used to determine the 2016 Applicable Rate for any period is incorrect as a result of any error, misstatement or misrepresentation contained in any financial statement or Compliance Certificate delivered by CME or (y) after delivery thereof, the Deleveraging Condition Satisfaction Notice is incorrect as a result of any error, misstatement or misrepresentation contained in any financial statement or the Deleveraging Condition Satisfaction Notice delivered by CME, and (ii) in either case, as a result thereof, the 2016 Applicable Rate payable by CME BV at any time is lower than the 2016 Applicable Rate that would have been payable by CME BV had the 2016 Applicable Rate been calculated on the basis of the correct Consolidated Net Leverage and/or the correct pricing grid, then the 2016 Applicable Rate in respect of such period will be adjusted upwards automatically and retroactively and CME BV shall pay to CME Credit Guarantor such additional amounts as are necessary so that after receipt of such amounts CME Credit Guarantor receives an amount equal to the amount it would have received had the 2016 Applicable Rate been calculated during such period on the basis of the correct Consolidated Net Leverage and/or the correct pricing grid, as applicable.
The 2016 Applicable Rate is subject to increase following a Change of Control as set forth in Section 2.03(d) below and shall not subsequently vary based on Consolidated Net Leverage.
“2016 Cash Rate” means the applicable rate set forth under the heading “2016 Cash Rate” in the definition of “2016 Applicable Rate”.
“2016 CME BV Fee Letter” means the Upfront Fee Letter, dated as of February 19, 2016, between CME BV and Time Warner in respect of the 2016 Third Party Credit Agreement Guarantee and the 2016 Refinancing Hedge Guarantee.
“2016 Effective Date” means February 19, 2016.
“2016 Refinancing Cash Fee Portion” has the meaning assigned to such term in Section 2.03(c).
“2016 Refinancing Cash Fee Rate” has the meaning assigned to such term in Section 2.03(c)(i).
“2016 Refinancing Guarantee Fee” has the meaning assigned to such term in Section 2.03(c).
“2016 Refinancing Guarantee Fee Rate” has the meaning assigned to such term in Section 2.03(c).
“2016 Refinancing Hedge” means one or more unsecured interest rate hedging agreements to hedge changes in the interest rate on 100% of the aggregate principal amount of the 2016 Third Party Loan under the 2016 Third Party Credit Agreement through the maturity of the 2016 Third Party Loan on April 26, 2023.
“2016 Refinancing Hedge Guarantee” means those certain Guarantees entered into in connection with the 2016 Refinancing Hedge by CME Credit Guarantor, Historic TW, TBS and HBO in favor of each provider of the 2016 Refinancing Hedge.
“2016 Refinancing PIK Fee Portion” has the meaning assigned to such term in Section 2.03(c).

“2016 Refinancing PIK Fee Rate” means the applicable rate set forth under the heading “2016 Refinancing PIK Fee Rate” in the definition of “2016 Applicable Rate”.
“2016 Third Party Credit Agreement” means that certain Credit Agreement, dated as of February 19, 2016, as amended by the First Amendment, dated as of June 22, 2017, and the Second Amendment, dated on or around the Second Restatement Date, among CME BV, CME, CME Credit Guarantor, the lenders party thereto from time to time and BNP Paribas, as administrative agent.
“2016 Third Party Credit Agreement Guarantee” means that certain Guarantee, dated as of February 19, 2016, by CME Credit Guarantor, Historic TW, TBS and HBO in favor of BNP Paribas, as administrative agent for the lenders under the 2016 Third Party Credit Agreement.
“2016 Third Party Loans” means the term loans made to CME BV under the 2016 Third Party Credit Agreement.
“2016 Third Party Loans Purchase Price” means the purchase price paid by CME Credit Guarantor or one of its Affiliates to purchase all outstanding 2016 Third Party Loans pursuant to Section 2.18(c) of the 2016 Third Party Credit Agreement.
“2016 Total Cash Rate” has the meaning assigned to such term in the definition of “2016 Applicable Rate”.
“2016 Total Rate” means the applicable rate set forth under the heading “Total Rate” in the definition of “2016 Applicable Rate”.
“2016 Transaction” means (a) the execution and delivery by the parties thereto of this Agreement, the Security Documents, the Guarantee, the CME Guarantees, the 2016 Third Party Loan Agreement, the 2016 Refinancing Hedge, the amendment to the 2014 Third Party Credit Agreement, the amendment to the 2015 Third Party Credit Agreement and the amendment and restatement of the Revolving Loan Credit Agreement, (b) entering into one or more eurodollar foreign exchange contracts on or before the 2016 Effective Date in an amount approximately equal to 100% of the principal amount of the 2016 Third Party Loan, (c) the giving (or the making of arrangements therefor satisfactory to CME Credit Guarantor) of the notice of redemption within two business days of the 2016 Effective Date, relating to the redemption and discharge of the 2017 PIK Notes on or about April 8, 2016 and (d) the repayment of the Term Loan Credit Facility Agreement, the redemption of the 2017 PIK Notes and the satisfaction and discharge of the 2017 PIK Notes Indenture and the release of all applicable collateral documents and the termination of existing guarantees in connection therewith on or about April 8, 2016.
“2017 PIK Notes” means the Senior Secured Notes due 2017 issued by CME under the 2017 PIK Notes Indenture.
“2017 PIK Notes Indenture” means the Indenture, dated as of May 2, 2014, among CME, as issuer, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, paying agent, transfer agent and registrar, governing the 2017 PIK Notes.
“Accounting Quarter” means each period commencing on the day after each Quarter Date and ending on the next Quarter Date.

“Additional Assets” means:
(1)    any property or assets (other than Financial Indebtedness and Capital Stock) to be used by CME or any Subsidiary of CME in a Permitted Business;
(2)    the Capital Stock of a Person that becomes a Subsidiary as a result of the acquisition of such Capital Stock by CME or a Subsidiary of CME; or
(3)    Capital Stock constituting a minority interest in any Person that at such time is a Subsidiary of CME;
provided, however, that in the case of clauses (2) and (3), such Subsidiary is primarily engaged in a Permitted Business.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent” has the meaning assigned to such term in Section 7.17.
“Agreement” has the meaning specified in the preamble hereto.
“Annual Financial Statements” means the financial statements for a Financial Year delivered pursuant to Section 5.01(a)(i).
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to CME or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Anti-Terrorism Laws” means any Law related to terrorism financing or money laundering, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (“USA Patriot Act”) of 2001 (Title III of Pub. L. 107-56), The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) and Executive Order 13224 (effective September 24, 2001).
“Auditors” means Deloitte LLP for the fiscal year ending December 31, 2015 and for each fiscal year thereafter, Ernst & Young LLP or any other audit firm (x) of recognized U.S. national standing or (y) otherwise approved in advance by CME Credit Guarantor (such approval not to be unreasonably withheld or delayed).
“Authorization” means an authorization, consent, approval, resolution, license, exemption, filing, notarization or registration issued by a Governmental Authority.
“Bankruptcy Law” has the meaning assigned to such term in Section 6.01(g).
“BMG Cash Pooling Arrangements” means that certain Cash Pooling Agreement, dated November 19, 2007, by and between CME BV and Bank Mendes Gans N.V., as amended, including the various accession agreements among CME BV, its Affiliates and Bank Mendes Gans N.V. relating thereto.
“Board” means the board of directors of CME, or any committee thereof duly authorized to act on behalf of the board of directors of CME.
“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States.

“Broadcasting Licenses” means:
(a)    license no. TD/17, file no. TD/17/2010, dated January 12, 2010 (MARKIZA digital); and
(b)    license no. 001/1993, file no. R/060/93, dated February 9, 1993 (NOVA terrestrial), in each case as amended, novated, supplemented, extended, renewed, reissued, replaced or restated.
“Budget” means: (a) in relation to the fiscal year ending on December 31, 2016, CME’s Business Plan; and (b) in relation to any other period, any budget delivered by CME to CME Credit Guarantor in respect of that period pursuant to Section 5.01(d).
“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in New York City, London, Prague, Frankfurt or Amsterdam are authorized or required by law to remain closed.
“Capital Expenditure” means any expenditure or obligation in respect of expenditure which, in accordance with GAAP, is treated as a capital expenditure (and including the capital element of any expenditure or obligation incurred in connection with a Finance Lease).
“Capital Lease Limit” has the meaning assigned to such term in Section 5.18(b)(ii).
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the recorded amount thereof determined in accordance with GAAP.
“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.
“Cash” means, at any time, cash in hand or at bank that is reported as cash in CME’s financial statements prepared in accordance with GAAP.
“Cash Election” has the meaning assigned to such term in Section 2.03(f).

“Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the U.S. or any agency or instrumentality thereof (provided that the full faith and credit of the U.S. is pledged in support thereof) that (i) have maturities of not more than six months from the date of acquisition thereof or (ii) are subject to a repurchase agreement with an institution described in clause (b)(i) or (ii) below exercisable within six months from the date of acquisition thereof, (b) Dollar-denominated and Euro time deposits, certificates of deposit and bankers’ acceptances of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (ii) any bank whose short-term commercial paper rating from S&P is at least A-2 or the equivalent thereof, from Moody’s is at least P-2 or the equivalent thereof or from Fitch is at least F-2 or the equivalent thereof (any such bank, an “Approved Lender”), in each case with maturities of not more than six months from the date of acquisition thereof, (c) commercial paper and variable and fixed rate notes issued by any Approved Lender or by the parent company of any Approved Lender and commercial paper, auction rate notes and variable rate notes issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s or at least F-2 or the equivalent thereof by Fitch, and in each case maturing within six months after the date of acquisition thereof, (d) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the U.S., by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (e) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition, (f) tax-exempt commercial paper of U.S. municipal, state or local governments rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s or at least F-2 or the equivalent thereof by Fitch and maturing within six months after the date of acquisition thereof, (g) shares of money market mutual or similar funds sponsored by any registered broker dealer or mutual fund distributor, (h) repurchase obligations entered into with any bank meeting the qualifications of clause (b) above or any registered broker dealer whose short-term commercial paper rating from S&P is at least A-2 or the equivalent thereof or from Moody’s is at least P-2 or the equivalent thereof or from Fitch is at least F-2 or the equivalent thereof, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the U.S. government or residential whole loan mortgages, and (i) demand deposit accounts maintained in the ordinary course of business.
“Cashflow” means, in respect of any Relevant Period, the consolidated cash flow from operating activities of the Group (other than as provided in Section 5.04(b)(ii)) calculated in accordance with GAAP for that Relevant Period after:
(a)    adding back the amount of any interest payments, Guarantee Fee payments and Commitment Fee payments made during that Relevant Period;
(b)    adding back the amount of any cash payments during that Relevant Period in respect of any Exceptional Items to the extent deducted in calculating cash flow from operating activities of the Group calculated in accordance with GAAP for that Relevant Period;
(c)    deducting the amount of any Capital Expenditure actually made and adding any proceeds from the sale of property, plants and equipment during that Relevant Period by any member of the Group; and
(d)    deducting, without duplication, any fees or expenses paid in relation to capital raising during that Relevant Period, including, without limitation, equity issuances, debt issuances and debt exchanges.
“Cashflow Cover” means as of any date of determination the ratio of Cashflow to Debt Service in respect of the most-recently ended Relevant Period.

“Change of Control” shall be deemed to occur upon the occurrence of any one or more of the following:
(a)    any “person” or “group” of related persons, other than one or more Permitted Holders, is or becomes the beneficial owner, directly or indirectly, of more than 35% of the total power of voting stock of CME and the Permitted Holders beneficially own, directly or indirectly, in the aggregate a lesser percentage of the total voting power of the voting stock of CME than such person or group;
(b)    the sale, lease, transfer, conveyance or other disposition (other than by way of amalgamation, merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of CME and its Subsidiaries taken as a whole to any person other than a Permitted Holder;
(c)    the first day on which a majority of the members of the Board are not Continuing Directors;
(d)    the adoption by the shareholders of CME of a plan relating to the liquidation or dissolution of CME;
(e)    the adoption by the shareholders of TV Nova of a plan relating to the liquidation or dissolution of TV Nova;
(f)    CME ceases to beneficially own, directly or indirectly, 100% of the Capital Stock of TV Nova; or
(g)    CME Credit Guarantor and any of its Affiliates collectively cease for any reason to have at least 35% of the beneficial ownership of the outstanding Capital Stock of CME.
For purposes of this definition: (a) “person” and “group” have the meanings they have in Sections 13(d) and 14(d) of the Exchange Act, except that a “person” shall also include a “group”; (b) “beneficial owner” is used as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that (i) a person shall be deemed to have “beneficial ownership” of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time and (ii) with respect to clause (g), for the purposes of determining “beneficial ownership”, a person shall be deemed to have “beneficial ownership” of any shares that may be acquired by such person pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the giving of notice or the passage of time, including the giving of notice or the passage of time in excess of sixty (60) days, the satisfaction of any conditions, the occurrence of any event, the lapse of any limitation or any combination of the foregoing); (c) a “person” will be deemed to beneficially own any voting stock of an entity held by a parent entity, if such person is the beneficial owner, directly or indirectly, of more than 35% of the voting power of the voting stock of such parent entity and the Permitted Holders beneficially own, directly or indirectly, in the aggregate a lesser percentage of the voting power of the voting stock of such parent entity; and (d) a “Continuing Director” means any member of the Board who was a member of the Board on the 2016 Effective Date or was nominated for election or was elected to the Board with the approval of Time Warner or the majority of Continuing Directors who were members of the Board at the time of such nomination or election.
“Charges” has the meaning assigned to such term in Section 7.12.
“CME” has the meaning specified in the preamble hereto.
“CME BV” has the meaning specified in the preamble hereto.
“CME Credit Guarantee” means each of the (i) 2014 Third Party Credit Agreement Guarantee, (ii) 2014 Refinancing Hedge Guarantee, (iii) 2015 Third Party Credit Agreement Guarantee, (iv) 2015 Refinancing Hedge Guarantee, (v) 2016 Third Party Credit Agreement Guarantee and (vi) 2016 Refinancing Hedge Guarantee.
“CME Credit Guarantor” has the meaning specified in the preamble hereto.

“CME Guarantee” means each of the (i) CME BV Guarantee, dated as of February 19, 2016, by CME BV entered into in connection with 2014 Third Party Credit Agreement; (ii) CME BV Guarantee, dated as of February 19, 2016, by CME BV entered into in connection with 2015 Third Party Credit Agreement; (iii) CME Guarantee, dated as of February 19, 2016, by CME entered into in connection with 2016 Third Party Credit Agreement; and (iv) the guarantee by CME entered into in connection with the 2016 Refinancing Hedge.
“CME NV” means Central European Media Enterprises N.V., a company organized under the laws of the former Netherlands Antilles and existing under the laws of Curaçao.
“CME’s Business Plan” means the budget overview for the fiscal year ended December 31, 2016 and projections through the last Accounting Quarter in 2019 delivered to the CME Credit Guarantor on or prior to the 2016 Effective Date.
“Collateral” means, as applicable, that certain property and tangible and intangible assets, whether now owned or hereafter acquired, in which Security are, from time to time, purported to be granted pursuant to the Security Documents.
“Commitment Fee” has the meaning assigned to such term in Section 2.03(e).
“Commitment Letter” means that certain Commitment Letter, dated as of the 2014 Effective Date between CME and Time Warner.
“Compliance Certificate” means a certificate substantially in the form Exhibit B.
“Consolidated Net Debt” means, without duplication, at any date, an amount equal to:
(x) Consolidated Total Debt;
minus
(y) Cash and Cash Equivalents held by CME and any of its Subsidiaries on such date in an aggregate amount not to exceed (i) $100,000,000 during the period starting on the 2016 Effective Date through the end of the Accounting Quarter ending on September 30, 2017 and (ii) $75,000,000 during any period following the start of the Accounting Quarter ending on December 31, 2017, determined on a consolidated basis in accordance with GAAP.
“Consolidated Net Leverage” means at any date of determination, the ratio of Consolidated Net Debt on the last day of the most recently-ended Relevant Period to EBITDA in respect of that Relevant Period.
“Consolidated Total Debt” means, without duplication, at any date, the sum for the Group (in each case owed to creditors that are not members of the Group) of:
(a)    the aggregate principal amount of the Term Loans outstanding on that date;
(b)    the aggregate principal amount of the 2017 PIK Notes, Revolving Loans, 2014 Third Party Loans, 2015 Third Party Loans and 2016 Third Party Loans, in each case outstanding on that date;
(c)    the aggregate Financial Indebtedness outstanding at that date under the Factoring Facility Agreement, to the extent it constitutes indebtedness under GAAP; and
(d)    the aggregate principal amount of any other Financial Indebtedness permitted under paragraphs (b)(i) and (b)(ii) of Section 5.18 and Permitted Financial Indebtedness, in each case outstanding on that date but excluding any marking to market of Treasury Transactions.

“Consolidated Total Debt Target” means, as of any determination date, an amount in Euros equal to:
(a)    the sum of the indebtedness set out in clause (b) of the defined term Consolidated Total Debt and Permitted Refinancing Indebtedness in respect of such indebtedness, in each case of CME and the Group as at such date, plus
(b)    the amount applied on or prior to such date to the repayment of any Revolving Loans pursuant to Section 5.24, the 2014 Third Party Loans, the 2015 Third Party Loans and/or the 2016 Third Party Loans by CME or its Subsidiaries from (x) proceeds received from the exercise of CME warrants held by CME Credit Guarantor or its Subsidiaries or Net Insurance/Condemnation Proceeds and/or (y) consolidated cash flow from operating activities of the Group, minus
(c)    the amount applied on or prior to such date to the repayment of accrued Guarantee Fees and/or Commitment Fees pursuant to Section 5.24, other than any such repayment from proceeds received from the exercise of CME warrants held by CME Credit Guarantor or its Subsidiaries or Net Insurance/Condemnation Proceeds.
“Consolidated Total Leverage” means at any date of determination, the ratio of Consolidated Total Debt on the last day of the most recently-ended Relevant Period to EBITDA in respect of that Relevant Period.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Curacao Pledge Agreement” means that certain Pledge Agreement on Shares in Central European Media Enterprises N.V., dated on or prior to February 19, 2016, among CME, as pledgor, CME Credit Guarantor, as pledgee, and CME NV, as the company, substantially in the form of attached Exhibit C or any other form approved by CME Credit Guarantor.
“Debt Service” means, in respect of any Relevant Period, the aggregate for the Group of:
(a)    Finance Charges for that Relevant Period;
(b)    any cash dividends or distributions made during that Relevant Period by a member of the Group to any Person not a member of the Group;
(c)    the aggregate of all scheduled and mandatory (but not voluntary) repayments of Group Borrowings falling due during that Relevant Period but excluding:
(i)    any amounts prepaid or falling due under any overdraft facility or the Revolving Loan Credit Agreement which are not accompanied by a commitment reduction and are available for simultaneous redrawing according to the terms of such overdraft facility or the Revolving Loan Credit Agreement;
(ii)    any prepayment of the Term Loans, 2017 PIK Notes, 2014 Third Party Loans, 2015 Third Party Loans or 2016 Third Party Loans, in each case which is required to be made under the terms of this Agreement; and
(iii)    any repayment made to refinance a Group Borrowing in an amount not to exceed the amount so refinanced (including principal and premium but excluding accrued interest thereon or any fees incurred in connection with such refinancing); and
(d)    the amount of the capital element of any payments in respect of that Relevant Period payable under any Finance Lease entered into by a member of the Group;
in each case so that no amount shall be added (or deducted) more than once.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Deleveraging Condition” means that the Consolidated Total Debt Target is less than €815,000,000.
“Deleveraging Condition Satisfaction Notice” has the meaning assigned to such term in the definition of “2014/2015 Applicable Rate”.
“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:
(a)    matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;
(b)    is convertible or exchangeable for Financial Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of CME or any of its Subsidiaries); or
(c)    is redeemable at the option of the holder of the Capital Stock thereof, in whole or in part, in each case on or prior to the date that is 91 days after February 19, 2021; provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock.
“Dollars”, “$” or “US$” refers to the lawful money of the United States of America.
“Dutch Pledge Agreement” means that certain Deed of Pledge of Shares in CME Media Enterprises B.V., dated as of February 19, 2016, among CME BV, as the company, CME Credit Guarantor, as pledgee, and CME NV, as pledgor, substantially in the form of attached Exhibit D or any other form approved by CME Credit Guarantor.
“EBITDA” means, in respect of any Relevant Period, the consolidated operating profit/(loss) of the Group calculated in accordance with GAAP:
(a)    after adding back any amount attributable to amortization or depreciation expenses;

(b)	before taking into account any Exceptional Items;

(c)	before taking into account any Pension Items;

(d)	excluding the charge to profit represented by the expensing of stock-based compensation; and

(e)	excluding the results from discontinued operations (other than as provided in Section 5.04(b)(ii));
in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profit/(loss) of the Group.
“Effective Date” means each of the 2014 Effective Date, 2015 Effective Date and 2016 Effective Date.
“Election” has the meaning assigned to such term in Section 2.03(f).
“Environmental Law” means any statutory or common law, treaty, convention, directive or regulation having legal or judicial effect whether of a criminal or civil nature, concerning the environment, the preservation or reclamation of natural resources, or the management, release or threatened release of any Hazardous Materials or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of CME or any of its Subsidiaries directly or indirectly resulting from or based upon (a) a violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) the exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“Equity Transaction” means, with respect to CME or any of its Subsidiaries, any issuance or sale by CME or such Subsidiary of shares of its Equity Interests, other than an issuance (a) that constitutes a Permitted Share Issue, (b) in connection with a conversion of debt securities to equity, (c) in connection with the exercise by a present or former employee, officer or director under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement or (d) in connection with the exercise of warrants of CME not held by Time Warner or its Subsidiaries.
“Euro” and “€” means the single currency of Participating Member States introduced in accordance with the provision of Article 123 of the Treaty and, in respect of all payments to be made under this Agreement in Euro, means immediately available, freely transferable funds in such currency.
“Event of Default” has the meaning assigned to such term in Article VI.
“Exceptional Items” means any material items of an unusual or non-recurring nature with respect to gains or losses of the Group arising on:
(a)    the restructuring of the activities of an entity and reversals of any provisions for the cost of restructuring;
(b)    disposals or impairment of non-current assets (excluding programming impairments); or
(c)    any other item excluded from OIBDA in CME’s filings with the SEC.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC promulgated thereunder, all as the same may be amended and shall be in effect from time to time.
“Factoring Facility Agreement” means the framework factoring agreement (ramcova faktoringova smlouva) between Factoring Ceské sporitelny, a.s. and TV Nova, dated March 24, 2003, pursuant to which individual agreements on assignment of receivables are entered into between Factoring Ceské sporitelny a.s. as assignee and TV Nova as assignor.
“Fee Payment Date” means (i) for any payment or accrual in respect of the 2014 Refinancing Guarantee Fee, 2015 Refinancing Guarantee Fee and the Commitment fee, each May 1 and November 1 and (ii) for any payment or accrual in respect of the 2016 Refinancing Guarantee Fee, each June 1 and December 1.

“Finance Charges” means, for any Relevant Period, the aggregate amount of the accrued interest, commissions, fees, discounts, prepayment fees, premiums or charges and other finance payments in respect of Group Borrowings, including net realized gains or losses on any related derivative instruments, whether paid, payable or capitalized by any member of the Group in respect of that Relevant Period:
(a)    excluding any upfront fees or costs which are included as part of effective interest rate adjustments;
(b)    including the interest (but not the capital) element of payments in respect of Finance Leases;
(c)    including any commission, fees, discounts and other finance payments payable by (and deducting any such amounts payable to) any member of the Group under any interest rate hedging arrangement;
(d)    including the Guarantee Fee and the Commitment Fee;
(e)    excluding any interest cost or expected return on plan assets in relation to any post-employment benefit schemes; and
(f)    taking no account of any unrealized gains or losses on any derivative instruments;
in each case so that no amount shall be added (or deducted) more than once.
“Finance Lease” means any lease or hire purchase contract which would, in accordance with GAAP, be treated as a capital lease.

“Financial Indebtedness” means, at any date, any indebtedness of the Group for or in respect of, without duplication:
(a)    moneys borrowed;
(b)    any amount raised by acceptance under any acceptance credit facility or dematerialized equivalent;
(c)    any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;
(d)    the amount of any liability in respect of any Finance Lease;
(e)    receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);
(f)    any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;
(g)    any Treasury Transaction (and, when calculating the value of any Treasury Transaction, only the marked to market value shall be taken into account);
(h)    any counter-indemnity obligation in respect of a guarantee or other instrument issued by a bank or financial institution;
(i)    the amount of any payment or liability under an advance or deferred purchase agreement in respect of the supply of assets or services that is overdue by more than one hundred twenty (120) days;
(j)    amounts of interest or accrued fees added to the (i) principal balance of the Term Loans, Revolving Loans and 2017 PIK Notes, in each case as a result of PIK elections in respect of payment of interest thereon, (ii) the outstanding amount of the Guarantee Fee and Commitment Fee, in each case as a result of PIK elections in respect of payments of interest or accrued fees thereon and (iii) any other amount covered by the items referred to in paragraphs (a) to (i) above; and
(k)    the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (j) above.
“Financial Year” means the annual accounting period of the Group ending on or about December 31 in each year.
“First Restatement Date” has the meaning specified in the preamble hereto.
“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body (including self‑regulatory body), court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra‑national bodies such as the European Union or the European Central Bank).
“Group” means CME and its Subsidiaries from time to time, other than Subsidiaries in liquidation prior to the 2016 Effective Date or voluntarily liquidated after the 2016 Effective Date as permitted by the terms of this Agreement.

“Group Borrowings” means, at any date, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of any indebtedness of members of the Group for or in respect of (in each case owed to creditors that are not members of the Group):
(a)    moneys borrowed and debit balances at banks or other financial institutions (excluding debit balances under the BMG Cash Pooling Arrangements provided that the net Group position is positive);
(b)    any acceptances under any acceptance credit or bill discount facility (or dematerialised equivalent);
(c)    any note purchase facility or bonds (but not Trade Instruments), notes, debentures, loan stock or any similar instrument;
(d)    any Finance Lease;
(e)    receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis and meet any requirements for de-recognition under GAAP);
(f)    any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument (but not, in any case, Trade Instruments) issued by a bank or financial institution in respect of (i) an underlying liability of an entity which is not a member of the Group which liability would fall within one of the other paragraphs of this definition or (ii) any liabilities of any member of the Group relating to any post-retirement benefit scheme;
(g)    any amount raised by the issue of shares which are redeemable for cash (other than at the option of the issuer) before the Maturity Date or are otherwise classified as borrowings under GAAP;
(h)    any amount of any liability under an advance or deferred purchase agreement if one of the primary reasons behind the entry into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question;
(i)    any amount raised under any other transaction (including any forward sale or purchase agreement, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under GAAP; and
(j)    (without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above.
“Guarantee” means the Guarantee issued by the Subsidiary Guarantors pursuant to this Agreement substantially in the form of Exhibit A attached hereto.
“Guarantee Fee” has the meaning assigned to such term in Section 2.03(c).
“Guarantee Reimbursement Amount” has the meaning assigned to such term in Section 2.01(a).
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature, in each case regulated pursuant to any Environmental Law.
“HBO” means Home Box Office, Inc., a Delaware corporation.
“Historic TW” means Historic TW Inc., a Delaware corporation.

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.
“Income Taxes” means Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profit Taxes or any similar taxes.
“Indemnified Parties” has the meaning assigned to such term in Section 7.03(b).
“Indemnified Taxes” means (a) Taxes (other than Income Taxes of CME Credit Guarantor and including, for the avoidance of doubt, any withholding Taxes) imposed on or with respect to any payment made by or on account of any obligation of CME and CME BV hereunder or under any other Reimbursement Document, and (b) to the extent not otherwise described in (a), Other Taxes.
“Intellectual Property” means:
(a)    any patents, trademarks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; and
(b)    the benefit of all applications and rights to use such assets of each member of the Group (which may now or in the future subsist).
“Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement, originally dated July 21, 2006, among CME, the trustee and security agent for the 2017 PIK Notes, the security agent for the Term Loan Credit Agreement, the security agent for the Revolving Loan Credit Agreement, CME Credit Guarantor, and the other parties thereto, as amended and restated on February 19, 2016, substantially in the form of attached Exhibit E or any other form approved by CME Credit Guarantor and the other parties thereto.
“Interest Cover” means as of any date of determination the ratio of EBITDA to Finance Charges in respect of the most recently-ended Relevant Period.
“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances to customers in the ordinary course of business) or other extension of credit (including by way of guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Financial Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.
“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.
“Joint Venture Investment” means the aggregate of:
(a)    all amounts subscribed for shares in, lent to, or invested in all Joint Ventures by any member of the Group;
(b)    the contingent liabilities of any member of the Group under any guarantee given in respect of the liabilities of any Joint Venture; and
(c)    the market value of any assets transferred by any member of the Group to any Joint Venture.
“Judgment Currency” has the meaning assigned to such term in Section 7.14(a).

“Judgment Currency Conversion Date” has the meaning assigned to such term in Section 7.14(a).
“Laws” means all laws, statutes, ordinances, rules, regulations, judgments, injunctions, orders and decrees.
“Material Adverse Effect” means a material adverse effect on (a) the financial condition, business, results of operations, properties or liabilities of CME and its Subsidiaries taken as a whole, (b) the ability of any Reimbursement Party to perform any of its payment or other material obligations to CME Credit Guarantor under any Reimbursement Document to which it is or will be a party, (c) the rights of or benefits available to CME Credit Guarantor under any Reimbursement Document or (d) the effectiveness or ranking of any Guarantee or Collateral given or granted or purported to be given or granted under any Reimbursement Document.
“Material Indebtedness” means Financial Indebtedness of any one or more of CME and its Significant Subsidiaries in an aggregate principal amount exceeding $25,000,000 (or its foreign currency equivalent).
“Maximum Rate” has the meaning assigned to such term in Section 7.12.
“Moody’s” means Moody’s Investors Service, Inc. or its successor.
“Net Available Cash” means cash payments received from an asset disposition or an Equity Transaction permitted under this Agreement, in each case net of:
(a)    all legal, accounting, investment banking, title and recording tax expenses, commissions, underwriting discounts and other fees and expenses incurred, and all national, provincial, and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), in connection therewith;
(b)    all payments made on any Financial Indebtedness which is secured by any assets subject to such asset disposition, in accordance with the terms of any Security upon such assets, or which must by its terms, or in order to obtain a necessary consent to such asset disposition, or by applicable law be repaid out of the proceeds from such asset disposition;
(c)    all distributions and other payments required to be made to minority interest holders in Subsidiaries or Joint Ventures as a result of such asset disposition; and
(d)    the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such asset disposition and retained by CME or any of its Subsidiary after such asset disposition.
“Net Insurance/Condemnation Proceeds” means an amount equal to: (a) any cash payments or proceeds received by CME or any of its Subsidiaries (x) under any casualty insurance policy in respect of a covered loss thereunder of any assets of CME or any of its Subsidiaries or (y) as a result of the taking of any assets of CME or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (b) (i) any actual out-of-pocket costs incurred by CME or any of its Subsidiaries in connection with the adjustment, settlement or collection of any claims of CME or such Subsidiary in respect thereof, (ii) in the case of a taking, the reasonable out-of-pocket costs of putting any affected property in a safe and secure position, (iii) any selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar taxes and CME’s good faith estimate of income taxes paid or payable) in connection with any sale of such assets as referred to in clause (a)(y) of this definition and (vi) any amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustments associated with any sale of such assets as referred to in clause (a)(y) of this definition (provided that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Insurance/Condemnation Proceeds).

“Obligations” means all monetary obligations of CME and CME BV under this Agreement, including the collective reference to the unpaid reimbursement obligations under Section 2.01, the payment of the Guarantee Fees and Commitment Fee and all other obligations and liabilities of CME and CME BV to CME Credit Guarantor (including, without limitation, interest accruing at the then applicable rate after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to CME or CME BV whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement or any other Reimbursement Document, in each case whether on account of the reimbursement obligations under Section 2.01, fees, indemnities, costs, expenses or otherwise.
“Obligation Currency” shall have the meaning assigned to such term in Section 7.14(a).
“Original Financial Statements” means: (a) in relation to CME, the audited consolidated financial statements of the Group for the financial year ended December 31, 2014; and (b) in relation to each Subsidiary Guarantor of CME, its unaudited accounts for the latest financial year for which they are available.
“Original Reimbursement Agreement” means that certain Reimbursement Agreement dated as of November 14, 2014, by and between CME and CME Credit Guarantor, as amended prior to the date hereof.
“Other Taxes” means all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising directly from any payment made hereunder or under any other Reimbursement Document or directly from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Reimbursement Document.
“Participating Member State” means any member state of the European communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European community relating to the Economic and Monetary Union.
“Payment Date” shall have the meaning assigned to such term in Section 2.01(a).
“Pension Items” means any curtailments and settlements attributable to a post-employment benefit scheme.
“Permitted Acquisition” means:
(a)    an acquisition by a member of the Group of an asset sold, leased, transferred or otherwise disposed of under Section 5.14(b)(ii); provided that such asset is not subject to any liabilities (other than any liabilities that would constitute Permitted Financial Indebtedness or Financial Indebtedness permitted under Section 5.18(b)(i) if owed by a member of the Group);

(b)	an acquisition of shares or securities pursuant to a Permitted Share Issue;

(c)	an acquisition of securities which are Cash Equivalents; or
(d)    acquisition of shares in a Joint Venture to the extent permitted by Section 5.11.

“Permitted Business” means (a) any business conducted by CME and any of its Subsidiaries on February 28, 2014, (b) any reasonable extension of such business and (c) any business reasonably related, ancillary or complementary thereto.
“Permitted Disposal” means any sale, lease, license, transfer or other disposal which, except in the case of paragraph (b), is on arm’s length terms:
(a)    of trading stock, including licenses for content, formats and other similar or related rights or cash, made by any member of the Group in the ordinary course of business of the disposing entity on normal commercial terms;
(b)    of assets (other than shares, businesses or Intellectual Property) in exchange for other assets comparable or superior as to type, value and quality;

(c)	of receivables pursuant to the Factoring Facility Agreement;

(d)	of obsolete or redundant vehicles, plant and equipment for Cash;
(e)    of Cash or Cash Equivalents not otherwise required to be applied or prohibited by this Agreement or in exchange for other Cash Equivalents;
(f)    constituted by a license of intellectual property rights permitted by Section 5.20;

(g)	to a Joint Venture, to the extent permitted by Section 5.11;
(h)    arising under Section 5.22 or as a result of any Permitted Security; or
(i)    the disposal of CME’s interests in (i) Pro Digital S.R.L., (ii) Balkan Media Group AD, (iii) Glavred-Media LLC or (iv) the radio business operated in Bulgaria by CME as the bTV Radio group (including bTV Radio, N-Joy, Z-Rock, Melody, Classic FM, Jazz FM and Jazz FM Lounge).

“Permitted Financial Indebtedness” means Financial Indebtedness, without duplication:
(a)arising under the (i) Reimbursement Documents, (ii) Term Loan Credit Agreement, (iii) Revolving Loan Credit Agreement, (iv) 2014 Third Party Credit Agreement, (v) 2015 Third Party Credit Agreement and (vi) 2016 Third Party Credit Agreement;
(b)    arising under the 2017 PIK Notes Indenture;

(c)	arising under any Treasury Transaction;
(d)    arising under a Permitted Loan, a Permitted Guarantee or a guarantee permitted under Section 5.17(a);
(e)    of any person acquired by a member of the Group after the 2014 Effective Date which is incurred under arrangements in existence at the date of acquisition, but not incurred or increased or having its maturity date extended in contemplation of, or since, that acquisition, and outstanding only for a period of six (6) months following the date of acquisition;
(f)    arising under the Factoring Facility Agreement up to the committed amount existing thereunder on February 28, 2014;
(g)    arising under any netting, set-off or cash-pooling arrangements (including the BMG Cash Pooling Arrangements) entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the Group;
(h)    arising under paragraph (i) of the definition of Financial Indebtedness in an amount not to exceed $50,000,000 at any one time; and
(i)    Permitted Refinancing Indebtedness.

“Permitted Guarantee” means:

(a)	the endorsement of negotiable instruments in the ordinary course of trade;
(b)    any guarantee, performance or similar bond or other obligation guaranteeing performance by any member of the Group under any contract (other than a contract that is or evidences Financial Indebtedness) entered into in ordinary course of business of the respective member of the Group as conducted on February 28, 2014;
(c)    any guarantee of a Joint Venture to the extent permitted by Section 5.11;

(d)	any guarantee permitted under Section 5.18;
(e)    any guarantee given in respect of the netting or set-off, netting or cash pooling arrangements permitted pursuant to paragraph (b) of the definition of Permitted Security;
(f)    any guarantee given by a member of the Group in respect of or to secure obligations pursuant to any programming, production, distribution, format or other intellectual or similar rights or capital equipment or other assets used in the ordinary course of its business as conducted on February 28, 2014 and not to exceed $50,000,000 (or its equivalent in other currencies) in the aggregate for the Group at any time; provided that no more than $15,000,000 (or its equivalent in other currencies) in the aggregate shall be attributable to CME’s Subsidiaries (other than the Subsidiary Guarantors);
(g)    any guarantee given to any relevant tax authority in respect of excise taxes, export duties or other such taxes, charges, duties or imposts payable by a member of the Group in the ordinary course of its business as conducted on February 28, 2014; or
(h)    any indemnity given in the ordinary course of the documentation of an acquisition or disposal transaction which is a Permitted Acquisition or Permitted Disposal which indemnity is in a customary form and subject to customary limitations.
“Permitted Holder” means (a) Time Warner and (b) partnerships, corporations, limited liability companies or other entities which are controlled by Time Warner.

“Permitted Investment” means an Investment by CME or any Subsidiary of CME in:
(a)    CME or other member of the Group;
(b)    transactions that constitute a Permitted Acquisition, Permitted Joint Venture, Permitted Loan, or otherwise are permitted by Sections 5.10, 5.11 and 5.16;
(c)    Cash Equivalents;
(d)    receivables owing to CME or any Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as CME or any such Subsidiary deems reasonable under the circumstances;
(e)    payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business not in excess of $5,000,000 at any time outstanding;
(f)    Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to CME or any Subsidiary of CME or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;
(g)    Investments made as a result of the receipt of non-cash consideration from a disposal that was made pursuant to and in compliance with Section 5.14;
(h)    Investments in existence on February 28, 2014; and
(i)    Treasury Transactions which transactions or obligations are incurred in compliance with Section 5.18.
“Permitted Loan” means:
(a)    any trade credit extended by any member of the Group to its customers on normal commercial terms and in the ordinary course of its trading activities;
(b)    a loan made to a Joint Venture to the extent permitted under Section 5.11;
(c)    a loan or extension of credit by a member of the Group to another member of the Group; and
(d)    any transaction that constitutes a Permitted Investment.

“Permitted Refinancing Indebtedness” means Financial Indebtedness that is incurred to refinance, refund, replace, exchange or repay Financial Indebtedness consisting of (x) all, but not less than all, outstanding Revolving Loans and the 2015 Third Party Loans, (y) a portion at least equal to 50% of the outstanding 2016 Third Party Loans or (z) following the occurrence of a Change of Control, any amount of any of the outstanding 2015 Third Party Loans and/or 2016 Third Party Loans, as well as any subsequent refinancing or refunding of all such Financial Indebtedness; provided in every case, that
(a)    the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of such Financial Indebtedness so refinanced or refunded except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such refinancing or refunding and by an amount equal to any existing commitments unutilized thereunder;
(b)     such refinancing or refunding has a final maturity date equal to or later than the final maturity date of, and has a weighted average life to maturity equal to or greater than the weighted average life to maturity of (i) all such Financial Indebtedness being refinanced or refunded and (ii) so long as no Change of Control has occurred, each of the Revolving Loan Credit Agreement, 2015 Third Party Credit Agreement and 2016 Third Party Credit Agreement (determined in the case of both clauses (i) and (ii) without giving effect to any amortization of or prepayment of such Financial Indebtedness being refinanced or refunded prior to such date of determination);
(c)     at the time the Permitted Refinancing Indebtedness is incurred, no Default or Event of Default shall have occurred and be continuing;
(d)    the original obligors in respect of such Financial Indebtedness being refinanced or refunded remain the only obligors thereon;
(e)    to the extent such Financial Indebtedness being refinanced or refunded is secured by Security, such refinancing or refunding is not secured by any Security on any property that did not secure such Financial Indebtedness being refinanced or refunded;
(f)    the terms and conditions (including, if applicable, as to Collateral but excluding as to subordination, pricing, premiums and optional prepayment or redemption provisions) of any such refinanced or refunded Financial Indebtedness (taken as a whole) are not more restrictive with respect to CME and the Subsidiaries, as reasonably determined by CME in good faith, than the terms and conditions of this Agreement and such Financial Indebtedness being refinanced or refunded;
(g)    CME must on or prior to any such refinancing or refunding, prepay or refinance all, but not less than all, of the outstanding Revolving Loans and all obligations under the Revolving Loan Credit Agreement, and terminate the commitments thereunder;
(h)     CME or CME BV, as applicable, must on or prior to any such refinancing or refunding pay CME Credit Guarantor all accrued premiums, expenses and fees, including any Commitment Fee, Guarantee Fees or Guarantee Reimbursement Amounts under this Agreement, accrued or incurred in connection with the 2015 Third Party Credit Agreement or 2016 Third Party Credit Agreement, as applicable, or portion thereof being refinanced;
(i)    CME must comply with the Time Warner Proposal Right in respect of a Proposed Refinancing, except to the extent excused by the final paragraph of Section 5.18; and
(j)    such Financial Indebtedness is incurred no earlier than the date that is two (2) years after the Second Restatement Date.
For the avoidance of doubt, no refinancing of the 2014 Third Party Loans shall constitute “Permitted Refinancing Indebtedness” hereunder.

“Permitted Security” means, in each case to the extent not arising over assets that constitute Collateral and in any event subject to the last proviso of this definition:
(a)    any lien arising by operation of law and in the ordinary course of business and not as a result of any default or omission by any member of the Group;
(b)    any Security or Quasi-Security arising under any netting, set-off or cash-pooling arrangements (including the BMG Cash Pooling Arrangements) entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the Group but only so long as such Security or Quasi-Security does not secure Financial Indebtedness under such arrangements in an amount in excess of $20,000,000 (or its equivalent in other currencies) at any one time;
(c)    any payment or close out netting or set-off arrangement pursuant to any Treasury Transaction or foreign exchange transaction entered into by a member of the Group which constitutes Permitted Financial Indebtedness, excluding any Security or Quasi-Security under a credit support arrangement;
(d)    any Security or Quasi-Security over or affecting any asset acquired by a member of the Group after the 2014 Effective Date if:
(i)    the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a member of the Group;
(ii)    the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group; and
(iii)    the Security or Quasi-Security is removed or discharged within six (6) months of the date of acquisition of such asset;
(e)    any Security or Quasi-Security over or affecting any asset of any company which becomes a member of the Group after the 2014 Effective Date, where the Security or Quasi-Security is created prior to the date on which that company becomes a member of the Group if:
(i)    the Security or Quasi-Security was not created in contemplation of the acquisition of that company;
(ii)    the principal amount secured has not increased in contemplation of or since the acquisition of that company; and
(iii)    the Security or Quasi-Security is removed or discharged within six months of that company becoming a member of the Group;
(f)    any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of business and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any member of the Group;
(g)    any Quasi-Security arising as a result of a disposal which is a Permitted Disposal or is permitted under Section 5.14;
(h)    any Security or Quasi-Security arising as a consequence of any finance or capital lease permitted pursuant to Section 5.18(b)(ii);
(i)    any Security granted (i) under the Security Documents and (ii) in respect of the Term Loan Credit Agreement and Revolving Loan Credit Agreement;

(j)    any Security granted as of the 2014 Effective Date in respect of the 2017 PIK Notes;
(k)    any Security granted as of the Purchase Date (if any) in respect of the 2014 Third Party Loans, 2015 Third Party Loans or 2016 Third Party Loans;
(l)    any Security or Quasi-Security created pursuant to clauses 24 and 25 of the general banking conditions (Algemene Bankvoorwaarden) in the Netherlands;
(m)    any Security securing Permitted Refinancing Indebtedness incurred to refinance Financial Indebtedness that was previously so secured, provided that any such Security is limited to all or part of the same property or assets (plus improvements, replacement accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Security arose, could secure) the Financial Indebtedness being refinanced or is in respect of property that is Permitted Security hereunder; or
(n)    any Security not falling under any of the foregoing paragraphs securing indebtedness the outstanding principal amount of which (when aggregated with the outstanding principal amount of any other Financial Indebtedness which has the benefit of a Security given by any member of the Group other than any permitted under paragraphs (a) to (m) above) does not exceed (i) $10,000,000 (or its equivalent in other currencies) or (ii) if the Consolidated Total Leverage Ratio, both (x) as of the Quarter Date immediately preceding the creation or grant of such Security and (y) recomputed on a pro forma basis as of such Quarter Date immediately preceding the creation or grant of such Security, as if such creation or grant of such Security and all related transactions entered into in connection therewith had occurred on the first day of the Relevant Period ending on such Quarter Date, is less than 3.00 to 1.00, an additional $40,000,000 (or its equivalent in other currencies) (it being understood that in no event shall the outstanding principal amount of indebtedness secured by any Security pursuant to this paragraph (n) exceed $50,000,000 (or its equivalent in other currencies) in the aggregate at any time);
provided that, notwithstanding anything to the contrary contained in paragraphs (a) to (n) above, paragraphs (d), (e), (i), (j) and (k) above shall not constitute a Permitted Security with respect to TV Nova and any of its Subsidiaries to the extent any of the above secures directly or indirectly any Financial Indebtedness.
“Permitted Share Issue” means an issue of shares by a member of the Group (other than CME) to its direct or indirect Holding Company (other than any Holding Company of CME), or the conversion of Preferred Stock to common equity, where (if the existing shares of the relevant member of the Group are the subject of the Security Documents) the newly-issued shares also become subject to the Security Documents on the same terms.
“Permitted Transaction” means: (a) any disposal required, Financial Indebtedness incurred, guarantee or Security or Quasi-Security given, or other transaction arising, under the Reimbursement Documents; (b) the solvent liquidation or reorganisation of any member of the Group which is not a Reimbursement Party so long as any payments or assets distributed as a result of such liquidation or reorganisation are distributed to other members of the Group; (c) the solvent amalgamation, demerger, merger, consolidation, corporate reconstruction or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) as between one member of the Group and other member of the Group and in the case of any such transaction involving a Reimbursement Party where such Reimbursement Party remains as the surviving entity; and (d) transactions (other than (i) any sale, lease, license, transfer or other disposal and (ii) the granting or creation of Security or the incurring or permitting to subsist of Financial Indebtedness) conducted in the ordinary course of business on arm’s length terms.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“PIK Election” has the meaning assigned to such term in Section 2.03(f).
“Pledge Agreements” means the Curaçao Pledge Agreement and Dutch Pledge Agreement.

“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.
“Process Agent” has the meaning assigned to such term in Section 7.08(d).
“Proposed Refinancing” has the meaning assigned to such term in Section 5.18.
“Purchase Date” means, as the context requires, the date that any or all of the 2014 Third Party Loans Purchase Price, 2015 Third Party Loans Purchase Price and/or 2016 Third Party Loans Purchase Price is paid by the CME Credit Guarantor.
“Purchase Price” means the 2014 Third Party Loans Purchase Price, 2015 Third Party Loans Purchase Price and/or 2016 Third Party Loans Purchase Price.
“Quarter Date” means each of March 31, June 30, September 30 and December 31.
“Quarterly Financial Statements” means the financial statements delivered pursuant to Section 5.01(a)(ii).
“Quasi-Security” has the meaning assigned to such term in Section 5.13.
“Reimbursement Documents” means this Agreement, 2016 CME BV Fee Letter, the Guarantee, the Security Documents, the Commitment Letter and all other agreements, notes, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith.
“Reimbursement Parties” means CME, CME BV and the Subsidiary Guarantors.
“Reinvestment Prepayment Date” means the date that is 360 days after the receipt of proceeds from the applicable asset disposition or the receipt of Net Insurance/Condemnation Proceeds, as applicable.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Relevant Jurisdiction” means, in relation to CME or any other member of the Group:

(a)	its jurisdiction of incorporation;

(b)	any jurisdiction where it conducts a substantive part of its business; and
(c)    the jurisdiction whose laws govern the perfection of any of the Security granted under the Security Documents entered into by it.
“Relevant Period” means each period of twelve (12) months ending on or about the last day of the Financial Year and each period of twelve (12) months ending on or about the last day of each Accounting Quarter.
“Responsible Officer” means a Chief Executive Officer, Chief Financial Officer, Deputy Chief Financial Officer, Treasurer or Managing Director of CME or CME BV, as applicable.
“Restricted Investment” means any Investment other than a Permitted Investment.
“Restricted Payment” has the meaning assigned to such term in Section 5.22.

“Revolving Loans” means the revolving loans to CME outstanding under the Revolving Loan Credit Agreement.
“Revolving Loan Credit Agreement” means that certain Second Amended and Restated Revolving Loan Facility Credit Agreement, dated as of May 2, 2014, as amended and restated as of November 14, 2014, as further amended and restated as of February 19, 2016 and as further amended and restated as of the Second Restatement Date, among CME, Time Warner and the other lenders party thereto from time to time and Time Warner, as administrative agent.
“S&P” means Standard & Poor’s Rating Services or its successor.
“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
“Scheduled Prepayment Date” has the meaning assigned to such term in Section 5.24.
“SEC” means the U.S. Securities and Exchange Commission.
“Second Restatement Date” has the meaning specified in the preamble hereto.
“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.
“Security Documents” means the Pledge Agreements and the Amended Intercreditor Agreement.
“Significant Subsidiary” means any Subsidiary of CME that would be a “significant subsidiary” as defined in Article 1, Rule 1‑02 of Regulation S‑X (as in effect on February 28, 2014) promulgated by the SEC. Notwithstanding the foregoing, CME BV shall be included as a Significant Subsidiary of CME.
“Solvent” and “Solvency” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Specified Time Warner Credit Event” means the occurrence of an “event of default” as defined under any of clauses (c) through (l), clause m(i) and clause (n) of Article VII of the 2014 Third Party Credit Agreement, 2015 Third Party Credit Agreement or 2016 Third Party Credit Agreement, in each case which event of default was solely due to any condition, action or failure to act by CME Credit Guarantor and not due, in whole or in part, to any condition, action or failure to act by CME or the CME BV, as applicable.

“Subordinated Obligations” means any Financial Indebtedness of CME or any Subsidiary Guarantor (whether outstanding on February 28, 2014 or thereafter incurred) which is subordinate or junior in right of payment to obligations under this Agreement pursuant to a written agreement.
“Subsidiary” means, with respect to any Person (the “parent”) at any date, (i) any Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (ii) any other corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all such ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent, (iii) any partnership (a) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent or (b) the only general partners of which are the parent and/or one or more subsidiaries of the parent and (iv) any other Person that is otherwise Controlled by the parent and/or one or more subsidiaries of the parent. Unless the context requires otherwise, “Subsidiary” refers to a Subsidiary of CME.
“Subsidiary Guarantors” means CME BV, CME NV and any other Subsidiary of CME that becomes a Subsidiary Guarantor pursuant to Section 5.23.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority of any type whatsoever, including any interest, additions to tax or penalties applicable thereto.
“TBS” means Turner Broadcasting System, Inc. a Georgia corporation.
“Term Loans” means the term loans made to CME under the Term Loan Credit Agreement.
“Term Loan Credit Agreement” means that certain Amended and Restated Term Loan Facility Credit Agreement, dated as of February 28, 2014, as amended and restated as of November 14, 2014, among CME, Time Warner and the other lenders party thereto from time to time and Time Warner, as the administrative agent.
“Time Warner” means Time Warner Inc., a Delaware corporation.
“Time Warner Proposal Right” has the meaning assigned to such term in Section 5.18.
“Time Warner Subsidiary Guarantors” means each of Historic TW, TBS and HBO as a Guarantor under, and as defined in, a CME Credit Guarantee.
“Total Purchase Price” means the consideration (including associated costs and expenses) for a an acquisition and any Financial Indebtedness or other assumed actual or contingent liability, in each case remaining in the acquired company (or any such business) at the date of acquisition.
“Trade Instruments” means any performance bonds, advance payment bonds or documentary letters of credit issued in respect of the obligations of any member of the Group arising in the ordinary course of trading of that member of the Group.
“Treasury Transaction” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price but not for speculative purposes.

“Treaty” means the Treaty establishing the European Economic Community, being the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1987, the Maastricht Treaty (which was signed at Maastricht on February 7, 1992 and came into force on November 1, 1993), the Amsterdam Treaty (which was signed at Amsterdam on October 2, 1997 and came into force on May 1, 1999) and the Nice Treaty (which was signed on February 26, 2001), each as amended from time to time and as referred to in legislative measures of the European Union for the introduction of, changeover to or operating of the Euro in one or more member states.
“TV Nova” means TV Nova s.r.o. (formerly known as CET 21 spol. s r.o.), a company incorporated and existing in the Czech Republic.
“U.S.” means the United States of America.
“USA Patriot Act” has the meaning assigned to such term in the definition of “Anti-Terrorism Laws”.
Section 1.02    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) except as provided in this Agreement, any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and, unless the context requires otherwise, shall include without limitation (x) any applicable foreign statute, law (including any rules or regulations promulgated under any such statute or law), regulation, treaty, rule, official directive, request or guideline of any foreign national, state, local, municipal, or other governmental, fiscal, monetary or regulatory body, agency, department or regulatory, self‑regulatory or other authority or organization, whether or not having the force of law (but if not having the force of law, one which applies generally to the class or category of institutions of which CME Credit Guarantor forms a part and compliance with which is in accordance with the general practice of those financial institutions) and (y) any applicable decision of any competent court or other judicial body, (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (g) as used herein, the obligation of any Reimbursement Party under this Agreement or any other Reimbursement Document in respect of interest accruing under this Agreement or the other Reimbursement Documents shall be deemed to include without limitation any interest accruing during the pendency of, or after the filing of any petition in respect of, any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowable or allowed in such proceeding and (h) all currency amounts shall be to Dollars, except with respect to Section 5.15(a). For the avoidance of doubt, for all purposes under this Agreement (including computing Consolidated Net Leverage and Consolidated Total Leverage), the amount of the 2017 PIK Notes and the Term Loans outstanding shall be equal to the aggregate principal amount of such 2017 PIK Notes or Term Loans outstanding at any such time including the amounts of interest or accrued fees added to such principal amount (in each case as a result of PIK elections in respect of payment of interest thereon), without giving effect to the tax treatment or accounting standards used in respect thereof (including any discount thereto). On the 2016 Effective Date, neither the 2016 Refinancing Hedge nor the 2016 Refinancing Hedge Guarantee exists and references thereto shall be applicable only if and when either such agreement is executed and effective.

Section 1.03    Resolution of Drafting Ambiguities. Each Reimbursement Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Reimbursement Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.
Section 1.04    Fluctuations in the Exchange Rate of Currencies. When determining a Group member’s capacity to incur additional Financial Indebtedness, investments or any other obligations or amounts that are limited by a threshold basket under Article V, the Dollar equivalent of all outstanding and additional obligations or amounts that are denominated in foreign currencies shall be calculated at the exchange rate publicly reported by Bloomberg (or such other sources as CME Credit Guarantor may agree) as of the date of such incurrence for the purpose of testing compliance with such threshold basket.  Notwithstanding the foregoing, the maximum amount of Financial Indebtedness, investments and any other obligations or amounts that a Group member has incurred under Article V shall not be deemed to be exceeded for the purpose of determining the existence of a Default or Event of Default solely as a result of fluctuations in the exchange rate of currencies after the date of such incurrence.
ARTICLE II
REIMBURSEMENT AND FEES
Section 2.01    Reimbursement.
(a)    Reimbursement Generally. Subject to paragraphs (b) and (c) below, CME shall reimburse CME Credit Guarantor, on CME Credit Guarantor’s own behalf and on behalf of the Time Warner Subsidiary Guarantors, for the amount (each such amount, a “Guarantee Reimbursement Amount”), without duplication, of any payment (the date of each such payment, a “Payment Date”) by CME Credit Guarantor or the Time Warner Subsidiary Guarantors (i) under any CME Credit Guarantee, (ii) of any Purchase Price, (iii) on behalf of CME under the 2014 Third Party Credit Agreement or 2015 Third Party Credit Agreement, and (iv) on behalf of CME BV under the 2016 Third Party Credit Agreement.  The Guarantee Reimbursement Amount shall include any taxes, fees, charges or other costs reasonably incurred by CME Credit Guarantor or the Time Warner Subsidiary Guarantors, as applicable, in connection with such payment. CME Credit Guarantor shall promptly notify CME of the Guarantee Reimbursement Amount and Payment Date, and CME shall reimburse CME Credit Guarantor in immediately available funds in Dollars no later than 1:00 p.m. New York City time (i) on the Business Day CME Credit Guarantor provides such notice if CME Credit Guarantor provides such notice by 10:00 a.m. Prague time or (ii) on the next Business Day following the day CME Credit Guarantor provides such notice if CME Credit Guarantor provides such notice after 10:00 a.m. Prague time; provided that the failure of CME Credit Guarantor to so notify CME, and any delay in so notifying CME, shall not relieve, limit or otherwise affect any obligation of CME under this Agreement or any related document.

(b)    Reimbursement Upon Specified Time Warner Credit Event.  Notwithstanding paragraph (a) above and subject to paragraph (d) below, if a Guarantee Reimbursement Amount otherwise contemplated by paragraph (a) above is the result of a Specified Time Warner Credit Event and any or all of CME Credit Guarantor and the Time Warner Subsidiary Guarantors have paid all or part of such Guarantee Reimbursement Amount:
(i)    except to the extent that any cash amount is otherwise due and payable to CME Credit Guarantor under this Agreement, any amounts paid by CME and/or CME BV with respect to a CME Guarantee as a result of enforcement thereof shall be promptly refunded or otherwise paid over by CME Credit Guarantor to CME and/or CME BV, as applicable, without limiting the liability of CME for the corresponding Guarantee Reimbursement Amount payable hereunder; and
(ii)    the reimbursement obligation of CME in respect of such Guarantee Reimbursement Amount will not include any taxes, fees, charges or other costs incurred by CME Credit Guarantor or the Time Warner Subsidiary Guarantors in connection with such Guarantee Reimbursement Amount; and
(iii)    the reimbursement obligation of CME in respect of such Guarantee Reimbursement Amount will be payable to CME Credit Guarantor only in the same amounts, and on the same schedule, terms and conditions, as if such Guarantee Reimbursement Amount were the 2014 Third Party Loans, 2015 Third Party Loans or 2016 Third Party Loans, as applicable; provided that if any payment is made with respect to (x) the 2014 Refinancing Hedge Guarantee, then such reimbursement should be paid to CME Credit Guarantor no later than November 1, 2018, (y) the 2015 Refinancing Hedge Guarantee, then such reimbursement should be paid to CME Credit Guarantor no later than November 1, 2019 or November 1, 2021, as applicable, or (z) the 2016 Refinancing Hedge Guarantee, then such reimbursement should be paid to CME Credit Guarantor no later than February 19, 2021 or April 26, 2023, as applicable.
(c)    Transfer of Loan. Upon payment in full of all Guarantee Reimbursement Amounts and the termination of all CME Credit Guarantees, CME Credit Guarantor shall, without recourse or warranty of any kind and for no consideration, transfer (i) to CME, all rights, title and interest in the 2014 Third Party Credit Agreement and/or 2015 Third Party Credit Agreement acquired pursuant to CME Credit Guarantor’s or one of its Affiliates’ (x) purchase of the 2014 Third Party Credit Agreement and/or 2015 Third Party Credit Agreement or (y) payment under any applicable CME Credit Guarantee and/or (ii) to CME BV, all rights, title and interest in the 2016 Third Party Credit Agreement acquired pursuant to CME Credit Guarantor’s or one of its Affiliates’ (x) purchase of the 2016 Third Party Credit Agreement or (y) payment under any applicable CME Credit Guarantee.
(d)    Reimbursement Upon CME Events of Default. Notwithstanding anything above to the contrary, if an Event of Default due to any condition, any action or failure to act by CME or CME BV occurs and is continuing under this Agreement, the 2014 Third Party Credit Agreement, 2015 Third Party Credit Agreement or 2016 Third Party Credit Agreement, paragraph (b) above shall not apply and any Guarantee Reimbursement Amounts not reimbursed by CME to CME Credit Guarantor by reason of paragraph (b) shall immediately become due and payable pursuant to paragraph (a).
Section 2.02    Taxes.
(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of CME or CME BV to CME Credit Guarantor shall be made free and clear of and without reduction or withholding for any Indemnified Taxes. If CME or CME BV shall be required to deduct any Indemnified Taxes from or in respect of any sum payable hereunder, if any, to CME Credit Guarantor, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.02) CME Credit Guarantor receives an amount equal to the sum it would have received had no such deductions for Indemnified Taxes been made, (ii) CME or CME BV shall make such deductions for Indemnified Taxes and (iii) CME or CME BV shall pay the full amount of Indemnified Taxes deducted to the relevant Governmental Authority in accordance with applicable law.

(b)    Payment of Other Taxes by the Reimbursement Parties. Without limiting the provisions of paragraph (a) above, CME or CME BV shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)    Indemnification by CME. Without duplication of paragraphs (a) or (b) above, CME shall indemnify CME Credit Guarantor, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.02) paid by CME Credit Guarantor and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to CME by CME Credit Guarantor shall be conclusive absent manifest error.
Section 2.03    Fees. CME shall pay to CME Credit Guarantor the 2014 Refinancing Guarantee Fee in respect of the 2014 Third Party Credit Agreement Guarantee and 2014 Refinancing Hedge Guarantee, the 2015 Refinancing Guarantee Fee in respect of the 2015 Third Party Credit Agreement Guarantee and 2015 Refinancing Hedge Guarantee and the Commitment Fee in respect of the Commitment Letter, each as set out below. CME BV shall pay to CME Credit Guarantor the 2016 Refinancing Guarantee Fee in connection with the 2016 Third Party Credit Agreement Guarantee and 2016 Refinancing Hedge Guarantee, as set out below.
(a)    2014 Refinancing Guarantee Fee. A guarantee fee (the “2014 Refinancing Guarantee Fee”) payable by CME on each Fee Payment Date in Dollars in an amount equal to:
(1)     until March 1, 2017, (i) a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to (x) 8.5% (subject to increase pursuant to paragraph (d) below following a Change of Control) minus (y) the rate of interest paid by CME to the lenders under the 2014 Third Party Credit Agreement based on EURIBOR set in the 2014 Refinancing Hedge, multiplied by (ii) the average daily principal amount of the 2014 Third Party Loans outstanding during such period (with the Dollar amount of such loans determined using the average of the daily spot conversion rates calculated over the course of such period);
(2)     from and after March 1, 2017 until the Second Restatement Date, (i) a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to (x) the applicable 2014/2015 Total Rate (subject to increase pursuant to paragraph (d) below following a Change of Control) minus (y) the rate of interest paid by CME to the lenders under the 2014 Third Party Credit Agreement based on EURIBOR set in the 2014 Refinancing Hedge, multiplied by (ii) the average daily principal amount of the 2014 Third Party Loans outstanding during such period (with the Dollar amount of such loans determined using the average of the daily spot conversion rates calculated over the course of such period); and
(3)     from and after the Second Restatement Date, (i) a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to (x) the applicable 2014/2015 Total Cash Rate (subject to increase pursuant to paragraph (d) below following a Change of Control) minus (y) the rate of interest paid by CME to the lenders under the 2014 Third Party Credit Agreement based on EURIBOR set in the 2014 Refinancing Hedge, multiplied by (ii) the average daily principal amount of the 2014 Third Party Loans outstanding during such period (with the Dollar amount of such loans determined using the average of the daily spot conversion rates calculated over the course of such period).
The rate per annum described in clause (1)(i), (2)(i) or 3(i), as applicable, is referred to herein as the “2014 Refinancing Guarantee Fee Rate”.

Prior to March 1, 2017, the 2014 Refinancing Guarantee Fee will accrue from the funding date of the 2014 Third Party Loans (and if CME makes a PIK Election in respect thereof, compound) on each Fee Payment Date thereafter in Dollars and be payable by CME to CME Credit Guarantor, at the election of CME, in cash or in kind on each Fee Payment Date, and be due and payable in cash upon the maturity date (whether at stated maturity, acceleration or otherwise) of the 2014 Third Party Loans.  Once accrued and compounded, the 2014 Refinancing Guarantee Fee (and all amounts subsequently accrued and compounded in respect thereof) will bear interest at a rate per annum equal to the 2014 Refinancing Guarantee Fee Rate (computed on the basis of the actual number of days elapsed over a year of 360 days), which interest will also accrue (and, if CME makes a PIK Election in respect thereof, compound) on each Fee Payment Date and be payable in Dollars to CME Credit Guarantor, at the election of CME, in cash or in kind on each Fee Payment Date and be due and payable in cash upon the maturity date (whether at stated maturity, acceleration or otherwise) of the 2014 Third Party Loans.
On and after March 1, 2017 but prior to the Second Restatement Date, the 2014 Refinancing Guarantee Fee will accrue in Dollars and be payable by CME to CME Credit Guarantor in cash (the “2014 Refinancing Cash Fee Portion”) and, at CME’s election, in cash or in kind (the “2014 Refinancing PIK Fee Portion”) on each Fee Payment Date through May 1, 2018 as follows:
(i)    the 2014 Refinancing Cash Fee Portion will be calculated as the amount equal to (i) a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to (x) the applicable 2014/2015 Cash Rate (subject to increase pursuant to paragraph (d) below following a Change of Control) minus (y) the rate of interest paid by CME to the lenders under the 2014 Third Party Credit Agreement based on EURIBOR set in the 2014 Refinancing Hedge, multiplied by (ii) the average daily principal amount of the 2014 Third Party Loans outstanding during such period (with the Dollar amount of such loans determined using the average of the daily spot conversion rates calculated over the course of such period); and
(ii)    the 2014 Refinancing PIK Fee Portion will be calculated as the amount equal to (i) a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the applicable 2014/2015 PIK Fee Rate (subject to increase pursuant to paragraph (d) below following a Change of Control), multiplied by (ii) the average daily principal amount of the 2014 Third Party Loans outstanding during such period (with the Dollar amount of such loans determined using the average of the daily spot conversion rates calculated over the course of such period). The 2014 Refinancing PIK Fee Portion accrued to a Fee Payment Date will, if CME makes a PIK Election in respect thereof, compound on such Fee Payment Date. Once accrued and compounded, the 2014 Refinancing PIK Fee Portion (and all amounts subsequently accrued and compounded in respect thereof) will bear interest at a rate per annum equal to the 2014 Refinancing Guarantee Fee Rate (computed on the basis of the actual number of days elapsed over a year of 360 days), which interest will also accrue (and, if paid in kind, compound) on each Fee Payment Date and be paid in Dollars by CME to CME Credit Guarantor on each Fee Payment Date (x) in cash in an amount equal to the 2014/2015 Cash Rate, multiplied by the average daily amount of all accrued and compounded 2014 Refinancing PIK Fee Portions to date outstanding during such period and (y) at the election of CME, in cash or in kind at the applicable 2014/2015 PIK Fee Rate, multiplied by the average daily amount of all accrued and compounded 2014 Refinancing PIK Fee Portions to date outstanding during such period, and be due and payable in cash upon the maturity date (whether at stated maturity, acceleration or otherwise) of the 2014 Third Party Loan.
On and after the Second Restatement Date, the 2014 Refinancing Guarantee Fee will accrue in Dollars and be payable by CME to CME Credit Guarantor in cash on each Fee Payment Date, and be due and payable in cash upon the maturity date (whether at stated maturity, acceleration or otherwise) of the 2014 Third Party Loans.

(b)    2015 Refinancing Guarantee Fee. A guarantee fee (the “2015 Refinancing Guarantee Fee”) payable by CME on each Fee Payment Date in Dollars in an amount equal to:
(1)     until March 1, 2017, (i) a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to (x) 8.5% minus (y) the rate of interest paid by CME to the lenders under the 2015 Third Party Credit Agreement based on EURIBOR set in the 2015 Refinancing Hedge, multiplied by (ii) the average daily principal amount of the 2015 Third Party Loans outstanding during such period (with the Dollar amount of such loans determined using the average of the daily spot conversion rates calculated over the course of such period);
(2)     from and after March 1, 2017 until the Second Restatement Date, (i) a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to (x) the applicable 2014/2015 Total Rate (subject to increase pursuant to paragraph (d) below following a Change of Control) minus (y) the rate of interest paid by CME to the lenders under the 2015 Third Party Credit Agreement based on EURIBOR set in the 2015 Refinancing Hedge, multiplied by (ii) the average daily principal amount of the 2015 Third Party Loans outstanding during such period (with the Dollar amount of such loans determined using the average of the daily spot conversion rates calculated over the course of such period); and
(3)     from and after the Second Restatement Date, (i) a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to (x) the applicable 2014/2015 Total Cash Rate (subject to increase pursuant to paragraph (d) below following a Change of Control) minus (y) the rate of interest paid by CME to the lenders under the 2015 Third Party Credit Agreement based on EURIBOR set in the 2015 Refinancing Hedge, multiplied by (ii) the average daily principal amount of the 2015 Third Party Loans outstanding during such period (with the Dollar amount of such loans determined using the average of the daily spot conversion rates calculated over the course of such period).
The rate per annum described in clause (1)(i), (2)(i) or 3(i), as applicable, is referred to herein as the “2015 Refinancing Guarantee Fee Rate”.
Prior to March 1, 2017, the 2015 Refinancing Guarantee Fee will accrue from the funding date of the 2015 Third Party Loans (and if CME makes a PIK Election in respect thereof, compound) on each Fee Payment Date thereafter in Dollars and be payable by CME to CME Credit Guarantor, at the election of CME, in cash or in kind on each Fee Payment Date, and be due and payable in cash upon the maturity date (whether at stated maturity, acceleration or otherwise) of the 2015 Third Party Loans.  Once accrued and compounded, the 2015 Refinancing Guarantee Fee (and all amounts subsequently accrued and compounded in respect thereof) will bear interest at a rate per annum equal to the 2015 Refinancing Guarantee Fee Rate (computed on the basis of the actual number of days elapsed over a year of 360 days), which interest will also accrue (and, if CME makes a PIK Election in respect thereof, compound) on each Fee Payment Date and be payable in Dollars to CME Credit Guarantor, at the election of CME, in cash or in kind on each Fee Payment Date and be due and payable in cash upon the maturity date (whether at stated maturity, acceleration or otherwise) of the 2015 Third Party Loans.

On and after March 1, 2017 but prior to the Second Restatement Date, the 2015 Refinancing Guarantee Fee will accrue in Dollars and be payable by CME to CME Credit Guarantor in cash (the “2015 Refinancing Cash Fee Portion”) and, at CME’s election, in cash or in kind (the “2015 Refinancing PIK Fee Portion”) on each Fee Payment Date through May 1, 2018 as follows:
(i)    the 2015 Refinancing Cash Fee Portion will be calculated as the amount equal to (i) a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to (x) the applicable 2014/2015 Cash Rate (subject to increase pursuant to paragraph (d) below following a Change of Control) minus (y) the rate of interest paid by CME to the lenders under the 2015 Third Party Credit Agreement based on EURIBOR set in the 2015 Refinancing Hedge, multiplied by (ii) the average daily principal amount of the 2015 Third Party Loans outstanding during such period (with the Dollar amount of such loans determined using the average of the daily spot conversion rates calculated over the course of such period); and
(ii)    the 2015 Refinancing PIK Fee Portion will be calculated as the amount equal to (i) a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the applicable 2014/2015 PIK Fee Rate (subject to increase pursuant to paragraph (d) below following a Change of Control), multiplied by (ii) the average daily principal amount of the 2015 Third Party Loans outstanding during such period (with the Dollar amount of such loans determined using the average of the daily spot conversion rates calculated over the course of such period). The 2015 Refinancing PIK Fee Portion accrued to a Fee Payment Date will, if CME makes a PIK Election in respect thereof, compound on such Fee Payment Date. Once accrued and compounded, the 2015 Refinancing PIK Fee Portion (and all amounts subsequently accrued and compounded in respect thereof) will bear interest at a rate per annum equal to the 2015 Refinancing Guarantee Fee Rate (computed on the basis of the actual number of days elapsed over a year of 360 days), which interest will also accrue (and, if paid in kind, compound) on each Fee Payment Date and be paid in Dollars by CME to CME Credit Guarantor on each Fee Payment Date (x) in cash in an amount equal to the 2014/2015 Cash Rate, multiplied by the average daily amount of all accrued and compounded 2015 Refinancing PIK Fee Portions to date outstanding during such period and (y) at the election of CME, in cash or in kind at the applicable 2014/2015 PIK Fee Rate, multiplied by the average daily amount of all accrued and compounded 2015 Refinancing PIK Fee Portions to date outstanding during such period, and be due and payable in cash upon the maturity date (whether at stated maturity, acceleration or otherwise) of the 2015 Third Party Loan.
On and after the Second Restatement Date, the 2015 Refinancing Guarantee Fee will accrue in Dollars and be payable by CME to CME Credit Guarantor in cash on each Fee Payment Date, and be due and payable in cash upon the maturity date (whether at stated maturity, acceleration or otherwise) of the 2015 Third Party Loans.

(c)    2016 Refinancing Guarantee Fee. A guarantee fee (the “2016 Refinancing Guarantee Fee” and such fee, the 2014 Refinancing Guarantee Fee and the 2015 Refinancing Guarantee Fee, individually and collectively, herein called the “Guarantee Fee”) payable by CME BV on each Fee Payment Date in Dollars in an amount equal to (i) a rate (the “2016 Refinancing Guarantee Fee Rate”) per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to (x) (1) until March 1, 2017, the applicable 2016 Total Rate (subject to increase pursuant to paragraph (d) below following a Change of Control), (2) from and after March 1, 2017 until the Second Restatement Date, the applicable 2016 Total Rate (subject to increase pursuant to paragraph (d) below following a Change of Control) and (3) from and after the Second Restatement Date, the applicable 2016 Total Cash Rate (subject to increase pursuant to paragraph (d) below following a Change of Control) minus (y) the rate of interest paid by CME BV to the lenders under the 2016 Third Party Credit Agreement based on EURIBOR set in the 2016 Refinancing Hedge, multiplied by (ii) the average daily principal amount of the 2016 Third Party Loans outstanding during such period (with the Dollar amount of such loans determined using the average of the daily spot conversion rates calculated over the course of such period). The 2016 Refinancing Guarantee Fee will accrue from the funding date of the 2016 Third Party Loans (and if CME BV makes a PIK Election in respect thereof, compound) on each Fee Payment Date thereafter in Dollars and be payable by CME BV to CME Credit Guarantor on each Fee Payment Date as set forth in paragraphs (c)(i) and (c)(ii) below and be due and payable in cash upon the maturity date (whether at stated maturity, acceleration or otherwise) of the 2016 Third Party Loans.
Prior to the Second Restatement Date, the 2016 Refinancing Guarantee Fee will accrue in Dollars and be payable by CME BV to CME Credit Guarantor in cash (the “2016 Refinancing Cash Fee Portion”) and, at CME BV’s or CME’s, acting on CME BV’s behalf, election, in cash or in kind (the “2016 Refinancing PIK Fee Portion”) on each Fee Payment Date through June 1, 2018 as follows:
(i)    the 2016 Refinancing Cash Fee Portion will be calculated as the amount equal to (i) a rate (the “2016 Refinancing Cash Fee Rate”) per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to (x) (1) until March 1, 2017, the applicable 2016 Cash Rate (subject to increase pursuant to paragraph (d) below following a Change of Control) and (2) from and after March 1, 2017 until the Second Restatement Date, the applicable 2016 Cash Rate (subject to increase pursuant to paragraph (d) below following a Change of Control) minus (y) the rate of interest paid by CME BV to the lenders under the 2016 Third Party Credit Agreement based on EURIBOR set in the 2016 Refinancing Hedge, multiplied by (ii) the average daily principal amount of the 2016 Third Party Loans outstanding during such period (with the Dollar amount of such loans determined using the average of the daily spot conversion rates calculated over the course of such period); and

(ii)    the 2016 Refinancing PIK Fee Portion will be calculated as the amount equal to (i) (1) until March 1, 2017, the applicable 2016 Refinancing PIK Fee Rate (subject to increase pursuant to paragraph (d) below following a Change of Control) and (2) from and after March 1, 2017 until the Second Restatement Date, the applicable 2016 PIK Fee Rate (subject to increase pursuant to paragraph (d) below following a Change of Control), multiplied by (ii) the average daily principal amount of the 2016 Third Party Loans outstanding during such period (with the Dollar amount of such loans determined using the average of the daily spot conversion rates calculated over the course of such period). The 2016 Refinancing PIK Fee Portion accrued to a Fee Payment Date will, if CME BV or CME, acting on CME BV’s behalf, makes a PIK Election in respect thereof, compound on such Fee Payment Date. Once accrued and compounded, the 2016 Refinancing PIK Fee Portion (and all amounts subsequently accrued and compounded in respect thereof) will bear interest at a rate per annum equal to the 2016 Refinancing Guarantee Fee Rate (computed on the basis of the actual number of days elapsed over a year of 360 days), which interest will also accrue (and, if paid in kind, compound) on each Fee Payment Date and be paid in Dollars by CME BV to CME Credit Guarantor on each Fee Payment Date (x) (1) until March 1, 2017, in cash in an amount equal to the 2016 Refinancing Cash Fee Rate and (2) from and after March 1, 2017 until the Second Restatement Date, in cash in an amount equal to the applicable 2016 Cash Rate, multiplied by the average daily amount of all accrued and compounded 2016 Refinancing PIK Fee Portions to date outstanding during such period and (y) at the election of CME BV or CME, acting on CME BV’s behalf, in cash or in kind at (1) until March 1, 2017, in an amount equal to the applicable 2016 Refinancing PIK Fee Rate and (2) from and after March 1, 2017 until the Second Restatement Date, in an amount equal to the applicable 2016 PIK Fee Rate, multiplied by the average daily amount of all accrued and compounded 2016 Refinancing PIK Fee Portions to date outstanding during such period, and be due and payable in cash upon the maturity date (whether at stated maturity, acceleration or otherwise) of the 2016 Third Party Loan.
On and after the Second Restatement Date, the 2016 Refinancing Guarantee Fee will accrue in Dollars and be payable by CME to CME Credit Guarantor in cash on each Fee Payment Date, and be due and payable in cash upon the maturity date (whether at stated maturity, acceleration or otherwise) of the 2016 Third Party Loans.
(d)    Guarantee Fee Increases upon Change of Control. Beginning with the date that is 365 days following a Change of Control, each of the 2014 Guarantee Fee Rate, the 2015 Guarantee Fee Rate and the 2016 Guarantee Fee Rate shall be increased to a 2014/2015 Total Cash Rate or 2016 Total Cash Rate, as applicable, per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to 3.50% in excess of the otherwise applicable rates set forth in the definition of “2014/2015 Applicable Rate” or “2016 Applicable Rate”, as applicable, which shall not subsequently vary based on changes in Consolidated Net Leverage. Notwithstanding the foregoing, in no event shall the 2014/2015 Total Cash Rate or the 2016 Total Cash Rate, as applicable, per annum with respect to the 2014 Guarantee Fee Rate, 2015 Guarantee Fee Rate and/or the 2016 Guarantee Fee Rate exceed 10.0% by operation of this paragraph (d).
(e)    Commitment Fee. A commitment fee (the “Commitment Fee”) equal to $9,136,190.00 was fully earned by CME Credit Guarantor on November 14, 2014, and is payable by CME to CME Credit Guarantor no later than the maturity date (whether at stated maturity, acceleration or otherwise) of the 2015 Third Party Loan (the “Due Date”).  Any unpaid Commitment Fee will bear interest from the funding date of the 2015 Third Party Loans at the rate of 8.5% per annum (computed on the basis of the actual number of days elapsed over a year of 365 days), which interest will accrue (and, if CME makes a PIK election in respect thereof, compound) on each Fee Payment Date (beginning with the first Fee Payment Date occurring after the funding date of the 2015 Third Party Loans) and be payable in Dollars to CME Credit Guarantor, at the election of CME, in cash or in kind on each Fee Payment Date and be due and payable in cash upon the Due Date.

(f)    Cash Election/PIK Election. Subject to the minimum cash requirement in respect of the 2014 Refinancing Cash Fee Portion, the 2015 Refinancing Cash Fee Portion, and the 2016 Refinancing Cash Fee Portion in paragraphs (a), (b) and (c) above and the limitations set forth in the last sentence of this paragraph (f), CME or CME BV, as applicable, may elect (an “Election”) (i) with respect to a payment on any Fee Payment Date (including the Fee Payment Date immediately following the Second Restatement Date, whereby CME and CME BV may each make an Election with respect to (A) the 2014 Refinancing Guarantee Fee or the 2015 Refinancing Guarantee Fee accrued for the period from the Fee Payment Date immediately prior to the Second Restatement Date through the day immediately preceding the Second Restatement Date and (B) the 2016 Refinancing Guarantee Fee accrued for the period from the Fee Payment Date immediately prior to the Second Restatement Date through the day immediately preceding the Second Restatement Date) of (x) the Commitment Fee and any interest thereon or (y) the then accrued and unpaid amount of the 2014 Refinancing PIK Fee Portion, the 2015 Refinancing PIK Fee Portion and the 2016 Refinancing PIK Fee Portion of the corresponding Guarantee Fees, in each case since the last Fee Payment Date (or, if none, the applicable Effective Date), to pay all such amounts fully in cash (a “Cash Election”) or (ii) with respect to any such amount, pay all such amounts by adding all such amounts on the Fee Payment Date to the accrued and unpaid Guarantee Fee (a “PIK Election”). CME or CME BV shall make an Election with respect to each Fee Payment Date by providing notice to CME Credit Guarantor at least three (3) Business Days prior to the Fee Payment Date, with such Election to specify the aggregate amount and whether CME or CME BV is making a Cash Election or PIK Election with respect to such amount. If an Election is not made by CME or CME BV, as applicable, in a timely fashion or at all with respect to the method of payment of such amount, a PIK Election shall be deemed to have been made for (x) the full amount of such payment in the case of the Commitment Fee and (y) the amount of the 2014 Refinancing PIK Fee Portion, the 2015 Refinancing PIK Fee Portion or the 2016 Refinancing PIK Fee Portion of the corresponding Guarantee Fees as to which an Election was not timely made. Notwithstanding anything to the contrary in this Section 2.03, no PIK Election may be made after the Second Restatement Date (other than with respect to the Elections by CME and CME BV on the applicable Fee Payment Date immediately following the Second Restatement Date described above with respect to the period from the Fee Payment Date immediately prior to the Second Restatement Date through the day immediately preceding the Second Restatement Date for each of the 2014 Refinancing Guarantee Fee, the 2015 Refinancing Guarantee Fee and the 2016 Refinancing Guarantee Fee); it being understood that the Guarantee Fees shall accrue, and be payable, solely in cash thereafter.
Section 2.04    Payments Generally
(a)    CME shall pay to CME Credit Guarantor, on demand, all costs as more specifically set forth in Section 7.03.
(b)    CME and CME BV shall each make each payment required to be made by it hereunder (whether of a Guarantee Reimbursement Amount payable pursuant to Section 2.01, the payment of the Guarantee Fees and Commitment Fee or otherwise) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without set‑off or counterclaim, in accordance with account instructions as provided to by CME Credit Guarantor from time to time. Any amounts received after such time on any date may, in the discretion of CME Credit Guarantor, be deemed to have been received on the following Business Day for purposes of calculating interest thereon. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the following Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. If CME Credit Guarantor receives any payments hereunder received by it for the account of any Time Warner Subsidiary Guarantor, CME Credit Guarantor may retain or distribute such payment in such manner as it determines in its sole discretion. All payments under this Agreement shall be made in Dollars, provided that if there is any payment made by CME Credit Guarantor or the Time Warner Subsidiary Guarantors in Euros, then the Dollar amount of the corresponding Guarantee Reimbursement Amount shall be determined using the daily spot conversion rate calculated as of 11:00 a.m., New York City time, on the date such payment was made by CME Credit Guarantor or the Time Warner Subsidiary Guarantors. Notwithstanding the foregoing, the 2014 Refinancing Cash Fee Portion, 2015 Refinancing Cash Fee Portion and/or 2016 Refinancing Cash Fee Portion of any applicable Guarantee Fee may be paid prior to 1:00 p.m., New York City time, on the date following the date when otherwise due pursuant to this paragraph (b) (without accrual of additional interest for such added single day, but subject to the third sentence of this paragraph (b)).
(c)    Upon the occurrence and during the continuance of any Event of Default, if any amount payable by CME or CME BV hereunder (whether of reimbursement obligations under Section 2.01, Guarantee Fees and Commitment Fee under Section 2.03 or other amounts payable hereunder) is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum (computed on the basis of actual number of days elapsed over a year of 365 (or 366 in a leap year) equal to (x) 2.0% over the Guarantee Fee then applicable for the CME Credit Guarantee covering the underlying CME financing (2014 Third Party Credit Agreement and 2014 Refinancing Hedge, 2015 Third Party Credit Agreement and 2015 Refinancing Hedge and/or 2016 Third Party Credit Agreement and 2016 Refinancing Hedge) to which the reimbursement obligation under Section 2.01 is related, (y) 2.0% plus the rate then applicable to the amount due in the case of fees payable under Section 2.03 and (z) 10.5% in the case of other amounts; provided that any interest accrued pursuant to this paragraph (c) shall be payable on demand.
(d)    For the avoidance of doubt, each of CME and CME BV may pay any amount accrued pursuant to a PIK Election at any time by providing notice to CME Credit Guarantor at least three (3) Business Days prior to such date of payment and complying with paragraph (b) above.
Section 2.05    Obligation Absolute. To the fullest extent permitted by applicable law, the obligations (including the Obligations and the reimbursement obligations under Section 2.01) of CME under this Agreement shall be absolute, unconditional and irrevocable, and shall be paid or performed strictly in accordance with the terms of this Agreement under any and all circumstances, including, without limitation, the following circumstances:
(a)    any lack of validity or enforceability of any CME Credit Guarantee;
(b)    any amendment or waiver of or any consent to depart from the terms of the 2014 Third Party Credit Agreement, 2015 Third Party Credit Agreement, 2016 Third Party Credit Agreement or any CME Credit Guarantee;
(c)    any demand made under any CME Credit Guarantee proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or
(d)    any other circumstances or happening whatsoever, whether or not similar to any of the foregoing.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
CME represents and warrants (as to itself and as to each other Reimbursement Party or Subsidiary, as applicable) to CME Credit Guarantor that on the 2016 Effective Date:
Section 3.01    Organization; Powers; Authorization; Enforceability. Each Reimbursement Party (a) is validly existing and (if applicable) in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted and (c) is qualified to do business in, and (if applicable) is in good standing in, every jurisdiction where such qualification is required, except in the case of (b) and (c) to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect. The 2016 Transactions are within each Reimbursement Party’s powers and have been duly authorized by all necessary corporate and, if required, shareholder action. This Agreement has been duly executed and delivered by CME, CME BV and constitutes, and each other Reimbursement Document when executed and delivered by the Reimbursement Parties party thereto will constitute, a legal, valid and binding obligation of CME, CME BV or such Reimbursement Party, as applicable, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity and (iii) implied covenants of good faith and fair dealing.
Section 3.02    Approvals; No Conflicts. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required for the due execution, delivery and performance by each Reimbursement Party of any Reimbursement Document to which it is a party, or the consummation of the 2016 Transactions, except such as have been obtained or made and are in full force and effect. The execution, delivery and performance by each of the Reimbursement Parties of the Reimbursement Documents to which it is a party and the consummation of the transactions contemplated thereby (a) do not contravene (i) such Reimbursement Party’s organizational documents or (ii) any law applicable to such Reimbursement Party, in any material respect, or (b) will not violate or result in a default or require any consent or approval under any material indenture, agreement or other instrument binding upon such Reimbursement Party or its property or Subsidiaries (including, for the avoidance of doubt, the 2017 PIK Notes Indenture, Term Loan Credit Agreement, Revolving Loan Credit Agreement, 2014 Third Party Credit Agreement, 2015 Third Party Credit Agreement or 2016 Third Party Credit Agreement, as applicable), or give rise to a right thereunder to require any payment to be made by CME or CME BV.

Section 3.03    Financial Condition; No Material Adverse Change.
(a)    The audited consolidated balance sheet and statements of operations, stockholders equity and cash flows (including the notes thereto) of CME as of and for the fiscal year ended December 31, 2014, reported on by Deloitte LLP, independent public accountants, copies of which have heretofore been furnished to CME Credit Guarantor, when combined with all public filings with the SEC by any Reimbursement Party since December 31, 2014 and prior to the 2016 Effective Date, present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of CME, as of such date and for such period, in accordance with GAAP.
(b)    The unaudited consolidated balance sheet and statements of operations, stockholders equity and cash flows of CME as of and for the nine-month period ended September 30, 2015, copies of which have heretofore been furnished to CME Credit Guarantor, when combined with all public filings with the SEC by any Reimbursement Party since September 30, 2015, and prior to the 2016 Effective Date, present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of CME, as of such date and for such period, in accordance with GAAP, subject to normal year-end adjustments and the absence of footnotes.
(c)    Except as disclosed by CME (i) in writing to Time Warner or (ii) in any document filed with or furnished to the SEC, in each case prior to the 2016 Effective Date, since December 31, 2014, through the applicable date of determination, there have not been events, changes, circumstances or occurrences that, when taken as a whole, have had a Material Adverse Effect during the applicable period taken as a whole or would reasonably be expected to result in a Material Adverse Effect.
Section 3.04    Litigation and Environmental Matters.
(a)    Except as disclosed by CME (i) in writing to Time Warner or (ii) in any document filed with or furnished to the SEC, in each case prior to the 2016 Effective Date, there are no actions, suits, investigations or proceedings at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending against, or to the knowledge of CME threatened in writing against, CME or any of its Subsidiaries or any business, property or rights of any such person (i) that involve any Reimbursement Document or the 2016 Transactions or (ii) that, if adversely determined, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b)    Except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (x) neither CME nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability or (iii) has received notice of any claim with respect to any Environmental Liability and (y) CME has no knowledge of any basis for any Environmental Liability on the part of any of its Subsidiaries.
Section 3.05    Solvency. Immediately after giving effect to the 2016 Transactions on the 2016 Effective Date, CME will be, together with its consolidated Subsidiaries, Solvent.
Section 3.06    Margin Securities. Neither CME nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System of the United States of America), and no part of the proceeds of the 2016 Third Party Loans will be used to purchase or carry any margin stock in violation of said Regulations T, U or X or to extend credit to others for the purpose of purchasing or carrying margin stock in violation of said Regulations T, U or X.
Section 3.07    Pari Passu Ranking. CME’s and CME BV’s payment obligations under this Agreement or any other Reimbursement Party’s payment obligations under any Guarantee rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

Section 3.08    Filing or Stamp Tax. Under the law of CME's and each other Reimbursement Party's jurisdiction of incorporation, other than with respect to Curaçao, it is not necessary that the Reimbursement Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Reimbursement Documents or the transactions contemplated by the Reimbursement Documents (including the 2016 Transactions). As of the 2016 Effective Date, each stamp, registration or similar tax that would be required under the laws of Curaçao to be paid by any Reimbursement Party in connection with the execution of the Reimbursement Documents as of the 2016 Effective Date is referenced on Schedule 3.08.
Section 3.09    Properties. CME and each of its Subsidiaries have good title to, or valid leasehold interests in, all of their respective real and personal property, except for defects in title or interests that would not reasonably be expected to result in a Material Adverse Effect.
Section 3.10    Compliance with Laws and Agreements. CME and each of its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No Event of Default has occurred and is continuing.
Section 3.11    Taxes. CME and each of its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it or as part of the consolidated group of which it is a member, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which CME or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.
Section 3.12    Disclosure. All information heretofore or contemporaneously furnished by or on behalf of CME or any of its Subsidiaries (including all information contained in the Reimbursement Documents and the annexes, schedules and other attachments to the Reimbursement Documents, but not including any projected financial statements), when taken together with the reports and other filings with the SEC made under the Exchange Act by any Reimbursement Party since September 30, 2015, is, and all other such information hereafter furnished, including all information contained in any of the Reimbursement Documents, including any annexes or schedules thereto, by or on behalf of CME or any of its Subsidiaries to or on behalf of any lender party to the 2014 Third Party Credit Agreement, 2015 Third Party Credit Agreement or 2016 Third Party Credit Agreement, as applicable, or Time Warner will be (as of their respective dates and the 2016 Effective Date), true and accurate in all material respects and not incomplete by omitting to state a material fact necessary to make such information not misleading at such time. There is no fact of which CME or CME BV are each aware that has not been disclosed to Time Warner in writing pursuant to the terms of this Agreement prior to the date hereof and which, singly or in the aggregate with all such other facts of which CME or CME BV are each aware, would reasonably be expected to result in a Material Adverse Effect. All statements of fact and representation concerning the present business, operations and assets of CME or any of its Subsidiaries, the Reimbursement Documents and the transactions referred to therein are true and correct in all material respects. The most recent Budget delivered to CME Credit Guarantor was prepared by management of CME in good faith based upon assumptions and estimates that are believed by management of CME to be reasonable at the time prepared and at the time the related Budget was so delivered.
Section 3.13    Subsidiaries. CME has no Subsidiaries other than as set forth on Schedule 3.13 hereto (as the same may be updated from time to time in writing for Subsidiaries formed, acquired, disposed, dissolved or merged after the 2016 Effective Date in accordance with the terms of this Agreement). Except as otherwise indicated on Schedule 3.13 hereto, CME owns (directly or indirectly) all of the Capital Stock of each Subsidiary listed on Schedule 3.13 hereto.
Section 3.14    Insurance. All premiums due in respect of all insurance maintained by CME and each other Reimbursement Party have been paid.

Section 3.15    Anti-Terrorism Laws; Anti-Corruption Laws.
(a)    None of CME or any of its Subsidiaries has violated or is in violation of Anti-Terrorism Laws.
(b)    CME has implemented and maintains in effect policies and procedures designed to ensure compliance by CME, its Subsidiaries (including CME BV) and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. CME, its Subsidiaries and their respective officers and employees, and, to the knowledge of CME and CME BV, their respective directors and agents, are each in compliance and will comply with Anti- Corruption Laws and applicable Sanctions. None of (a) CME, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of CME or CME BV, any agent of CME or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.
Section 3.16    Security Interest and Perfection. The Pledge Agreements are effective to create in favor of CME Credit Guarantor, legal, valid and enforceable Security on, and security interests in, the Collateral and when giving effect to the Intercreditor Agreement, create a pari passu right in favor of CME Credit Guarantor with respect to proceeds realized in respect of the Collateral in favor of CME Credit Guarantor.
Section 3.17    Use of Proceeds. CME and CME BV shall use the proceeds of the 2016 Third Party Loans only in accordance with Section 5.03.
Section 3.18    Intellectual Property. CME and each other member of the Group owns, or is licensed to use, all of the Intellectual Property owned or used by such Person, except for those the failure to own or license which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No claim has been threatened, or asserted and is pending, by any person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any member of the Group know of any valid basis for any such claim, except for such claims and infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, and the use of such Intellectual Property by each member of the Group does not infringe the rights of any person, except for such claims and infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
Section 3.19    No Default. As of the 2016 Effective Date, there is no default or event of default or termination event under the 2017 PIK Notes Indenture, Term Loan Credit Agreement, Revolving Loan Credit Agreement, 2014 Third Party Credit Agreement, 2014 Refinancing Hedge, 2015 Third Party Credit Agreement, 2015 Refinancing Hedge, 2016 Third Party Credit Agreement or this Agreement.
ARTICLE IV
CONDITIONS
Section 4.01    2016 Effective Date.1 The following actions, conditions and deliveries shall have occurred on or prior to the 2016 Effective Date:
(a)    CME Credit Guarantor shall have received from CME reasonably satisfactory evidence that the 2016 Transactions save for clause (d) of the definition of 2016 Transactions to occur on or before the 2016 Effective Date shall have occurred on or before the 2016 Effective Date.
(b)    CME Credit Guarantor (or its counsel) shall have received from each of CME and CME BV either (i) a counterpart of this Agreement and the Reimbursement Documents signed on behalf of CME and CME BV or (ii) written evidence satisfactory to CME Credit Guarantor (which may include fax or email pdf transmission of a signed signature page of this Agreement) that CME and CME BV signed a counterpart of this Agreement.

[1] Section 4.01 is no longer applicable after the occurrence of the 2016 Effective Date and is included solely for historical reference.

(c)    CME Credit Guarantor shall have received from CME and each other Reimbursement Party such documents and certificates as CME Credit Guarantor reasonably requested relating to (i) the organization and existence in good standing (if applicable) of each Reimbursement Party, and (ii) the authorization of the 2016 Transactions and any other legal matters relating to CME and CME BV, this Agreement and each other Reimbursement Document to be delivered by CME and CME BV on the 2016 Effective Date, all in form and substance reasonably satisfactory to CME Credit Guarantor.
(d)    CME Credit Guarantor shall have received a certificate of the Secretary, Assistant Secretary or managing director, as applicable, of CME and each other Reimbursement Party certifying the names and true signatures of the officers, directors or managing director, as applicable, of CME and each other Reimbursement Party authorized to sign this Agreement and the other Reimbursement Documents to be delivered by CME and each other Reimbursement Party on the 2016 Effective Date.
(e)    No Default or Event of Default shall have occurred and be continuing on the 2016 Effective Date and none will result from the 2016 Transactions.
(f)    Each of the representations and warranties made by any Reimbursement Party set forth in Article III hereof or in any other Reimbursement Document shall be true and correct in all material respects (unless such representation or warranty is already qualified by materiality, in which case, such representation or warranty shall be true and correct in all respects) on and as of the 2016 Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects (unless such representation or warranty is already qualified by materiality, in which case, such representation or warranty were true and correct in all respects) as of such earlier date.
(g)    CME shall provide reasonably satisfactory evidence to CME Credit Guarantor that CME shall deliver to the trustee under the 2017 PIK Notes Indenture the redemption notice required thereunder within two Business Days of 2016 Effective Date.
(h)    CME Credit Guarantor shall have received from CME a written opinion (addressed to CME Credit Guarantor and dated the 2016 Effective Date) of (i) DLA Piper UK LLP, U.S. counsel for the Reimbursement Parties with respect to this Agreement and the Guarantee, (ii) DLA Piper UK LLP, U.K. counsel for the Reimbursement Parties with respect to the Intercreditor Agreement, (iii) Conyers Dill & Pearman, Bermuda counsel for the Reimbursement Parties with respect to this Agreement and the Curaçao Pledge Agreement, and (iv) Loyens and Loeff N.V., Dutch and Curaçao counsel for the Reimbursement Parties in respect of the Pledge Agreements, in each case in form and substance reasonably satisfactory to CME Credit Guarantor.
(i)    CME Credit Guarantor shall have received a certificate from (i) CME, dated the 2016 Effective Date, and signed by a Responsible Officer, confirming compliance with the conditions set forth in paragraphs (a), (e), (f), (l), and (m) of this Section 4.01 and (ii) CME BV, dated as of the 2016 Effective Date, and signed by a Responsible Officer, confirming compliance with the conditions set for in paragraphs (a), (e) and (f) of this Section 4.01.
(j)    CME Credit Guarantor shall have received from each Reimbursement Party all documents and instruments required by law or reasonably requested by CME Credit Guarantor to be filed, registered or recorded to create or perfect the Security intended to be created under the Security Documents.
(k)    CME Credit Guarantor shall have received from CME, audited financial and unaudited quarterly financial statements for the fiscal year and fiscal quarter, respectively, most recently ended for which financial statements are available and CME’s Business Plan. CME Credit Guarantor shall have received from CME satisfactory evidence that CME shall use all unrestricted cash held by CME ten days prior to the 2016 Effective Date in excess of $40,000,000 to redeem the 2017 PIK Notes and repay the Term Loans and any fees and expenses related to the 2016 Transaction.

(l)    (i) No “Default” or “Event of Default” shall have occurred and be continuing on the 2016 Effective Date under the 2017 PIK Notes Indenture, Term Loan Credit Agreement, Revolving Loan Credit Agreement, 2014 Third Party Credit Agreement, 2015 Third Party Credit Agreement or 2016 Third Party Credit Agreement and (ii) each of the representations and warranties made by any Loan Party (as defined in the Term Loan Credit Agreement and the Revolving Loan Credit Agreement, as applicable) set forth in Article III of the Term Loan Credit Agreement or Revolving Loan Credit Agreement, as applicable, or in any other Loan Document (as defined in the Term Loan Credit Agreement and the Revolving Loan Credit Agreement, as applicable) shall be true and correct in all material respects (unless such representation or warranty is already qualified by materiality, in which case, such representation or warranty shall be true and correct in all respects) on and as of the 2016 Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects (unless such representation or warranty is already qualified by materiality, in which case, such representation or warranty were true and correct in all respects) as of such earlier date.
(m)    Since September 30, 2015 there has not occurred a Material Adverse Effect.
ARTICLE V
COVENANTS
From the 2016 Effective Date with respect to each covenant contained in this Article V, until each CME Credit Guarantee has expired or been terminated and any Guarantee Reimbursement Amount, Guarantee Fee, Commitment Fee and all other fees, expenses and other Obligations payable hereunder shall have been paid in full, CME covenants and agrees (as to itself and as to each other Reimbursement Party or Subsidiary, as applicable) with CME Credit Guarantor that:
Section 5.01    Information Undertakings.
(a)    Financial Statements. CME shall supply to CME Credit Guarantor:
(i)    as soon as the same become available, but in any event within 90 days after:

(1)	the end of the Financial Year ending on December 31, 2015; and
(2)    the end of each subsequent Financial Year,
the audited consolidated financial statements of CME for that Financial Year; and
(ii)    as soon as they are available, but in any event within 45 days after:

(1)	the end of the Accounting Quarter ending on March 31, 2016; and

(2)	the end of each subsequent Accounting Quarter,
the unaudited consolidated financial statements of CME for that Accounting Quarter and the Relevant Period ending on or about the last day of that Accounting Quarter (excluding the financial statements for any Accounting Quarter or Relevant Period ending on December 31).

(b)    Compliance Certificate.
(i)    CME shall supply to CME Credit Guarantor, with each set of financial statements of CME delivered pursuant to paragraph (a)(i) or (a)(ii) of this Section 5.01, a Compliance Certificate (1) setting out (in reasonable detail) computations as to (x) Consolidated Net Leverage as of the last day of the Accounting Quarter and the 2014/2015 Applicable Rate and the 2016 Applicable Rate for the period beginning on the second Business Day following the delivery of such Compliance Certificate and (y) compliance with Sections 5.04(a), 5.10(b)(i)(3)(ii) (to the extent that additional basket capacity available thereunder as a result of compliance with the Consolidated Total Leverage-based incurrence tests set forth therein has been utilized), 5.11(b)(i)(2)(ii) (to the extent that additional basket capacity available thereunder as a result of compliance with the Consolidated Total Leverage-based incurrence tests set forth therein has been utilized), 5.16(b)(i), 5.17(a), 5.18(b)(i) (including in the event that additional basket capacity available thereunder as a result of compliance with the Consolidated Total Leverage-based incurrence tests set forth therein has been utilized), 5.18(b)(ii), 5.22(b)(iii) (to the extent that the basket capacity available thereunder as a result of compliance with the Consolidated Total Leverage-based incurrence tests set forth therein has been utilized), paragraph (f) of the definition of “Permitted Guarantee”, paragraph (e) of the definition of “Permitted Investment” and paragraphs (b), (l) and (n)(ii) (to the extent that additional basket capacity available thereunder as a result of compliance with the Consolidated Total Leverage-based incurrence tests set forth therein has been utilized) of the definition of “Permitted Security”, in each case as at the date at which those financial statements were drawn up, including, in the case of any utilization of any basket capacity as a result of compliance with any Consolidated Total Leverage-based incurrence test, on a pro forma basis as of the date required by the relevant provisions hereof, (2) describing (in reasonable detail) any changes in the corporate structure of the Group (including the incorporation of new entities) for the Relevant Period not previously disclosed in writing to CME Credit Guarantor and (3) stating whether or not a Default or Event of Default has occurred, and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto.
(ii)    Each Compliance Certificate shall be signed by two (2) Responsible Officers of CME.
(c)    Requirements as to Financial Statements.
(i)    CME shall procure that each set of its Annual Financial Statements and Quarterly Financial Statements includes a balance sheet, profit and loss account and cashflow statement.
(ii)    Each set of financial statements delivered pursuant to Section 5.01(a):
(1)    shall be certified by a Responsible Officer as fairly presenting, in all material respects its financial condition and operations as at the date as at which those financial statements were drawn up and, in the case of the Annual Financial Statements, shall be accompanied by a report from the Auditors and accompanying those Annual Financial Statements; and
(2)    shall be prepared using GAAP, and using further accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements and CME’s Business Plan, unless, in relation to any set of financial statements, CME notifies CME Credit Guarantor that there has been a change in GAAP or the accounting practices and it and, if requested by CME Credit Guarantor and subject to sub-paragraph (iii) below, its Auditors deliver to CME Credit Guarantor: (A) a description of any change necessary for those financial statements to reflect GAAP or accounting practices upon which CME’s Business Plan or, as the case may be, relevant Original Financial Statements were prepared and (B) sufficient information, in form and substance as may be reasonably required by CME Credit Guarantor, to enable CME Credit Guarantor to determine whether Section 5.04 has been complied with and to make an accurate comparison between the financial position indicated in those financial statements and CME’s Business Plan and/or Original Financial Statements.

Any reference in this Agreement to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which CME’s Business Plan or, as the case may be, the Original Financial Statements were prepared.
(iii)    Any requirement for the Auditors of CME to deliver the information required to be delivered under sub-paragraphs (ii)(1) and (ii)(2) above and sub-paragraph (iv) below will be subject to CME Credit Guarantor agreeing to any necessary hold harmless or other similar letters with them.
(iv)    If an Event of Default is continuing, CME Credit Guarantor may notify CME that it wishes to discuss the financial position of the Guarantee Reimbursement Amount with the Auditors and stating the questions or issues that CME Credit Guarantor wishes to discuss. In this event, CME must ensure that the Auditors are authorized (at the expense of CME):
(1)    to discuss the financial position of the relevant Reimbursement Party with CME Credit Guarantor on request from CME Credit Guarantor; and
(2)    to disclose to CME Credit Guarantor any information which CME Credit Guarantor may reasonably request.
(d)    Budget.
(i)    CME shall supply to CME Credit Guarantor, as soon as it becomes available but in any event with 45 days after the start of each of its Financial Years, an annual Budget for that Financial Year.
(ii)    CME shall ensure that each Budget under paragraph (b) of the definition thereof:
(1)    is in a form reasonably acceptable to CME Credit Guarantor and includes a projected consolidated profit and loss, balance sheet and cashflow statement for the Group, and projected financial covenant calculations and a twelve (12) month cashflow forecast for the Group; and
(2)    is prepared in accordance with GAAP and the accounting practices and financial reference periods applied to financial statements under Section 5.01(a).
(iii)    If CME updates or changes the Budget or the Budget has previously not been approved by the Board, CME shall within not more than ten (10) Business Days of the update or change being made or approval by the Board being granted deliver to CME Credit Guarantor, such updated or changed or approved Budget together with a written explanation of the main changes in that Budget.
(e)    Presentations. If CME Credit Guarantor reasonably suspects a Default is continuing or may have occurred or may occur, upon request by CME Credit Guarantor giving reasonable notice, an officer of CME shall give a presentation to CME Credit Guarantor about the on-going business and financial performance of the Group.
(f)    Year-end. CME shall procure that:
(i)    each Financial Year-end of each member of the Group falls on December 31; and
(ii)    each Accounting Quarter ends on a Quarter Date.

(g)    Information; Miscellaneous. CME shall supply to CME Credit Guarantor:
(i)    copies of all documents dispatched by CME to its shareholders generally (or any class of them) or its senior creditors generally at the same time as they are dispatched;
(ii)    promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which, if adversely determined, are reasonably likely to have a Material Adverse Effect or which involve a potential or alleged liability exceeding in aggregate at any one time $5,000,000 in respect of CME and its Subsidiaries;
(iii)     promptly, such information as CME Credit Guarantor may reasonably require about the Collateral and compliance of the Reimbursement Parties with the terms of any Security Documents; and
(iv)    promptly, on request, such further information regarding the financial condition, assets or operations of any member of the Group as CME Credit Guarantor may reasonably request.
Section 5.02    Notices of Material Events. CME will furnish (or cause to be furnished) to CME Credit Guarantor prompt written notice of (i) the occurrence of any Default or Event of Default, (ii) the occurrence of any “default” or “event of default” as such terms are defined in the definitive documents applicable to any Material Indebtedness (including, without limitation, the 2014 Third Party Credit Agreement, 2015 Third Party Credit Agreement and 2016 Third Party Credit Agreement) and (iii) any material amendments or waivers to the definitive documentation applicable to any Material Indebtedness (including, without limitation, the 2014 Third Party Credit Agreement, 2015 Third Party Credit Agreement and 2016 Third Party Credit Agreement). Each notice delivered under clauses (i) and (ii) of the preceding sentence of this Section 5.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the Default or Event of Default, in the case of clause (i), or other event, in the case of clause (ii), requiring such notice and any action taken or proposed to be taken with respect thereto.
Section 5.03    Use of Proceeds. The 2016 Third Party Loans shall be applied by CME BV fund the purchase by CME of Dollars pursuant to one or more eurodollar foreign exchange contracts entered into on or prior to the 2016 Effective Date, which amount will be solely applied to fund the (i) redemption of the 2017 PIK Notes (including principal (including paid in kind interest) and accrued and unpaid interest, if any) and (ii) repayment of the outstanding principal amount (including paid in kind interest) of any loans and accrued and unpaid interest, if any, under the Term Loan Credit Agreement. No part of the proceeds of the 2016 Third Party Loans will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board of Governors, including Regulations T, U and X. CME BV will not request any of the 2016 Third Party Loans and CME and CME BV shall not use, and shall procure their respective Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any of the 2016 Third Party Loans, (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 5.04    Financial Covenants.
(a)    CME shall ensure that:
(i)    Cashflow Cover. In respect of any test date set forth in the table below, Cashflow Cover shall not be less than the ratio set forth opposite such date in the table below; it being understood that this Section 5.04(a)(i) shall cease to apply, and shall not be further tested (including as of March 31, 2018), after the Second Restatement Date:

Test Date	Minimum Cashflow Cover Ratio
December 31, 2015	0.500 to 1.00
March 31, 2016	0.500 to 1.00
June 30, 2016	0.300 to 1.00
September 30, 2016	0.300 to 1.00
December 31, 2016	0.325 to 1.00
March 31, 2017	0.400 to 1.00
June 30, 2017	0.550 to 1.00
September 30, 2017	0.650 to 1.00
December 31, 2017	0.750 to 1.00

(ii)    Interest Cover. In respect of any test date set forth in the table below, Interest Cover shall not be less than the ratio set forth opposite such date in the table below:

Test Date	Minimum Interest Cover Ratio
December 31, 2015	0.75 to 1.00
March 31, 2016	0.80 to 1.00
June 30, 2016	0.80 to 1.00
September 30, 2016	0.85 to 1.00
December 31, 2016	0.95 to 1.00
March 31, 2017	1.05 to 1.00
June 30, 2017	1.10 to 1.00
September 30, 2017	1.15 to 1.00
December 31, 2017	1.30 to 1.00
March 31, 2018	1.35 to 1.00
June 30, 2018	1.45 to 1.00
September 30, 2018	1.65 to 1.00
December 31, 2018	1.85 to 1.00
Each Quarter Date thereafter	2.00 to 1.00

(iii)    Consolidated Total Leverage. In respect of any test date set forth in the table below, Consolidated Total Leverage shall not exceed the ratio set forth opposite such date in the table below:

Test Date	Maximum Consolidated Total Leverage Ratio
December 31, 2015	12.50 to 1.00
March 31, 2016	12.00 to 1.00
June 30, 2016	12.00 to 1.00
September 30, 2016	11.50 to 1.00
December 31, 2016	10.50 to 1.00
March 31, 2017	10.00 to 1.00
June 30, 2017	10.00 to 1.00
September 30, 2017	9.50 to 1.00
December 31, 2017	8.50 to 1.00
March 31, 2018	8.00 to 1.00
June 30, 2018	7.00 to 1.00
September 30, 2018	6.50 to 1.00
December 31, 2018	6.00 to 1.00
March 31, 2019	6.00 to 1.00
June 30, 2019	6.00 to 1.00
September 30, 2019	6.00 to 1.00
December 31, 2019	6.00 to 1.00
March 31, 2020	6.00 to 1.00
June 30, 2020	6.00 to 1.00
September 30, 2020	5.75 to 1.00
December 31, 2020	5.50 to 1.00
March 31, 2021	5.25 to 1.00
Each Quarter Date thereafter	5.00 to 1.00

(b)    Covenant Testing.
(i)    The financial covenants set out in Section 5.04(a) shall be calculated using the consolidated financial statements of CME prepared in accordance with GAAP and tested on a consolidated basis by reference to each of the consolidated financial statements of CME delivered pursuant to Section 5.01(a) and/or each Compliance Certificate delivered pursuant to Section 5.01(b).

(ii)    For the purpose of calculating Consolidated Net Leverage and the financial covenants set out in Section 5.04(a):
(1)    there shall be included in determining EBITDA for any Relevant Period the earnings before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA, mutatis mutandis) for the Relevant Period of any company, business or undertaking that is acquired by a member of the Group and is not subsequently sold, transferred or otherwise disposed of during such Relevant Period;
(2)    there shall be excluded in determining EBITDA for any Relevant Period the earnings before interest, tax depreciation and amortization (calculated on the same basis as EBITDA, mutatis mutandis) of any company, business or undertaking that is sold, transferred or otherwise disposed by a member of the Group during such period; provided, however, that in the case of a Permitted Disposal under clause (i) of the defined term “Permitted Disposal”, this paragraph (2) shall not apply if the effect of its application to such clause (i) would be the sole cause of an Event of Default under the financial covenants set out in Section 5.04(a);
(3)    for purposes of determining Consolidated Net Leverage and Consolidated Total Leverage at the end of any Relevant Period the outstanding amount of any Group Borrowings shall be determined using the blended average Euro to Dollar conversion rate used by CME across the four applicable fiscal quarters when preparing the Quarterly Financial Statements or Annual Financial Statements, as applicable, for such Relevant Period;
(4)    for the avoidance of doubt, for purposes of computing Consolidated Net Leverage and Consolidated Total Leverage, the amount of 2017 PIK Notes and the Term Loans outstanding shall be equal to the aggregate principal amount of such 2017 PIK Notes and the Term Loans outstanding at any such time including the amounts of interest or accrued fees added to such principal amount (in each case as a result of PIK elections in respect of payment of interest thereon), without giving effect to the tax treatment or accounting standards used in respect thereof;
(5)    there shall be included in determining EBITDA for any Relevant Period the earnings before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA, mutatis mutandis) for the Relevant Period of any operations classified as discontinued operations relating to assets subject to a binding contractual arrangement for the disposition thereof, if as of the end of the Relevant Period such disposition has not closed;
(6)    there shall be included in determining Cashflow for any Relevant Period the cash flows (calculated on the same basis as Cashflow, mutatis mutandis) generated during the Relevant Period by any operations classified as discontinued operations relating to assets subject to a binding contractual arrangement for the disposition thereof, if as of the end of the Relevant Period such disposition has not closed; and
(7)    if during any Relevant Period (i) CME applies any Net Available Cash received from any asset disposition permitted under Section 5.14 (or otherwise permitted by CME Credit Guarantor) to repay Financial Indebtedness pursuant to Section 5.24, and (ii) such disposed assets had been classified as discontinued operations in accordance with GAAP, the Finance Charges for such Relevant Period shall be calculated after giving effect on a pro forma basis to such repayment of such Financial Indebtedness, as if such repayment had occurred on the first day of such Relevant Period;
(iii)    Financial covenants shall be tested as of the end of each Accounting Quarter of CME, beginning with the first full Accounting Quarter of CME occurring after the 2014 Effective Date, set forth in each applicable table in paragraph (a) above.

Section 5.05    Authorizations. Each Reimbursement Party and each other member of the Group shall promptly:
(a)    obtain, comply with and do all that is necessary to maintain in full force and effect; and
(b)    upon request, supply certified copies to CME Credit Guarantor of:
any approval by any Authorization (including, without limitation, the Broadcasting Licenses) required under any law or regulation of a Relevant Jurisdiction to:
(i)    enable it to perform its obligations under the Reimbursement Documents;
(ii)    ensure the legality, validity, enforceability or admissibility in evidence of any Reimbursement Document (subject to any necessary translation of such Reimbursement Documents and notarization of any such translation); and
(iii)    carry on its business where failure to obtain, comply or maintain such approval by any Authorization has or is reasonably likely to have a Material Adverse Effect.
Section 5.06    Compliance with Laws.
(a)    Each Reimbursement Party shall (and CME shall ensure that each member of the Group will) comply in all respects with (i) all Anti-Corruption Laws and applicable Sanctions to which it is subject and (ii) all other laws to which it is subject, if, in the case of this clause (ii), failure so to comply has or is reasonably likely to have a Material Adverse Effect.
(b)    CME will maintain in effect and enforce policies and procedures designed to ensure compliance by CME and its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
Section 5.07    Taxation.
(a)    CME shall (and shall ensure that each member of the Group will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:
(i)    such payment is being contested in good faith;
(ii)    adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to CME Credit Guarantor under Section 5.01(a); and
(iii)    such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.
(b)    No member of the Group may change its residence for Tax purposes.
Section 5.08    Merger. No member of the Group shall enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction other than a Permitted Transaction.
Section 5.09    Change of Business. CME shall not, and shall not permit any Subsidiary to, engage in any business other than a Permitted Business.

Section 5.10    Acquisitions.
(a)    Except as permitted under paragraph (b) below, CME shall not (and shall ensure that no other member of the Group will) acquire a company or other entity or any shares or securities or a business or undertaking (or, in each case, any interest in any of them).
(b)    Paragraph (a) above does not apply to an acquisition of a company, or other entity, or of shares, securities or a business or undertaking (or, in each case, any interest in any of them):
(i)    where:

(1)	no Event of Default is continuing on the closing date for the acquisition or would occur as a result of the acquisition;

(2)
in the case of acquisition of a company or partnership, it is incorporated with limited liability or is a limited liability partnership and it is engaged in a business substantially the same as that carried on by the Group; and

(3)
the Total Purchase Price for such acquisition, when aggregated with the Total Purchase Price for any other acquisitions under this paragraph (b)(i) does not in any Financial Year of CME exceed (i) $10,000,000 or its equivalent or (ii) if the Consolidated Total Leverage Ratio, both (x) as of the Quarter Date immediately preceding the consummation of such acquisition and (y) recomputed on a pro forma basis as of such Quarter Date immediately preceding the consummation of such acquisition, as if such acquisition and all related transactions entered into in connection therewith had occurred on the first day of the Relevant Period ending on such Quarter Date, is less than 3.00 to 1.00, an additional $40,000,000 or its equivalent (it being understood that in no event shall the Total Purchase Price for acquisitions in any Financial Year of CME exceed $50,000,000 or its equivalent in the aggregate); or

(ii)    which is a Permitted Acquisition or a Permitted Transaction.

Section 5.11    Joint Ventures.
(a)    Except as permitted under paragraph (b) below, CME shall not (and shall ensure that no other member of the Group will):
(i)    enter into, invest in or acquire (or agree to acquire) any shares, stock, securities or other interest in any Joint Venture; or
(ii)    transfer any assets or lend to or guarantee or give an indemnity for or grant any Security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing).
(b)    Paragraph (a) above does not apply to any acquisition of (or agreement to acquire) any interest in a Joint Venture or transfer of assets (or agreement to transfer assets) to a Joint Venture or loan made to or guarantee given in respect of the obligations of a Joint Venture if:
(i)    no Event of Default is continuing or would result from such acquisition, transfer, loan or guarantee and:
(1)    the Joint Venture is engaged in a business substantially the same as that carried on by the Group or any reasonable extension of such business; and
(2)    the aggregate Joint Venture Investment in any Financial Year of CME in all Joint Ventures does not exceed (i) $10,000,000 or its equivalent or (ii) if the Consolidated Total Leverage Ratio, both (x) as of the Quarter Date immediately preceding the consummation of such Joint Venture Investment and (y) recomputed on a pro forma basis as of such Quarter Date immediately preceding the consummation of such Joint Venture Investment, as if such Joint Venture Investment and all related transactions entered into in connection therewith had occurred on the first day of the Relevant Period ending on such Quarter Date, is less than 3.00 to 1.00, an additional $40,000,000 or its equivalent (it being understood that in no event shall Joint Venture Investments in any Financial Year of CME exceed $50,000,000 or its equivalent in the aggregate);
(ii)    such transaction is permitted under Section 5.10(b)(i) or is a Permitted Acquisition or is otherwise permitted by Section 5.14, or is a Permitted Loan or is otherwise permitted by Section 5.16.
Section 5.12    Pari Passu Ranking. Each Reimbursement Party shall ensure that at all times any unsecured and unsubordinated claims of CME Credit Guarantor against it under the Reimbursement Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

Section 5.13    Negative Pledge. In this Section 5.13, “Quasi-Security” means an arrangement or transaction described in paragraph (b) below. Except as permitted under paragraph (c) below:
(a)    CME shall not (and shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.
(b)    CME shall not (and shall ensure that no other member of the Group will):
(i)    sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by a member of the Group;
(ii)    sell, transfer or otherwise dispose of any of its receivables on recourse terms;
(iii)    enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or
(iv)    enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.
(c)    Paragraphs (a) and (b) above do not apply to any Security or (as the case may be) Quasi-Security, which is:
(i)    a Permitted Security; or
(ii)    a Permitted Transaction.
Section 5.14    Disposals.
(a)    Except as permitted under paragraph (b) below, CME shall not (and shall ensure that no other member of the Group will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.
(b)    Paragraph (a) above does not apply to any sale, lease, transfer or other disposal:
(i)    of assets made (x) while no Event of Default is continuing or would result from such sale, lease, transfer or other disposal, (y) for a purchase price where CME or such other member of the Group, as the case may be, shall receive not less than 75% of such consideration in the form of cash or Additional Assets and (z) where the higher of the market value and net consideration receivable (when aggregated with the higher of the market value and net consideration received or receivable for any other sale, lease, license, transfer or other disposal made under this paragraph (b)(i)) does not in any Financial Year of CME, exceed $50,000,000 or its equivalent, subject (in relation to any asset which constitutes Collateral) to the provisions of the Security Documents;
(ii)    of assets to a member of the Group made while no Event of Default is continuing or would result from such sale, lease, transfer or other disposal; or
(iii)    which is a Permitted Disposal or a Permitted Transaction.

Section 5.15    Arm’s Length Basis.
(a)    Except as permitted by paragraph (b) below, CME shall not (and shall ensure that no other member of the Group will) enter into any transaction with any Affiliate other than a member of the Group unless:
(i)    the terms of such transaction are no less favorable to CME or such other member of the Group, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm’s length dealings with a Person who is not such an Affiliate;
(ii)    in the event such transaction involves an aggregate amount in excess of €20 million, the terms of such transaction have been approved by a majority of the members of the Board and by a majority of the members of the Board having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such transaction satisfies the criteria in paragraph (i) above); and
(iii)    in the event such transaction involves an aggregate amount in excess of €75 million, CME has received a written opinion from an independent investment banking firm of internationally recognized standing that such transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s length basis from a Person that is not an Affiliate.
(b)    The following transactions shall not be a breach of this Section 5.15:
(i)    any cash dividends, redemption of capital or distributions made by a member of the Group to a member of the Group to the extent permitted under Section 5.22;
(ii)    fees, costs and expenses payable under the Reimbursement Documents in the amounts agreed by CME Credit Guarantor;
(iii)    any Permitted Transaction; and
(iv)    any transaction between or among (x) any member of the Group and (y) CME Credit Guarantor and any of its Affiliates, including, without limitation, this Agreement and the Reimbursement Documents and the Revolving Loan Credit Agreement.
Section 5.16    Loans or Credit.
(a)    Except as permitted under paragraph (b) below, CME shall not (and shall ensure that no other member of the Group will) be a creditor in respect of any Financial Indebtedness.
(b)    Paragraph (a) above does not apply to:
(i)    a loan made by a member of the Group while no Event of Default is continuing or would result from the making of such loan, which when aggregated with the principal amount of any other loans made under this paragraph does not in any Financial Year of CME, exceed $5,000,000 or its equivalent; or
(ii)    a Permitted Loan or a Permitted Transaction.

Section 5.17    No Guarantees or Indemnities.
(a)    Except as permitted under paragraph (b) below, CME shall not (and shall ensure that no other member of the Group will) incur or allow to remain outstanding any guarantee or guarantees in respect of any obligation of any person where the maximum aggregate contingent liability of the Group under all such guarantees exceeds $5,000,000 at any time.
(b)    Paragraph (a) does not apply to a guarantee which is:
(i)    a Permitted Guarantee; or
(ii)    a Permitted Transaction.
Section 5.18    Financial Indebtedness.
(a)    Except as permitted under paragraph (b) below, CME shall not (and shall ensure that no other member of the Group will) incur or allow to remain outstanding any Financial Indebtedness.
(b)    Paragraph (a) above does not apply to Financial Indebtedness which is:
(i)    incurred while no Event of Default is continuing or would result from such incurrence, the outstanding amount of which does not exceed (i) $7,500,000 (or its equivalent in other currencies) for any members of the Group domiciled in one country for use in such country and $25,000,000 (or its equivalent in other currencies) in aggregate for the Group in any Financial Year of CME or (ii) if the Consolidated Total Leverage Ratio, both (x) as of the Quarter Date immediately preceding the incurrence of such Financial Indebtedness and (y) recomputed on a pro forma basis as of such Quarter Date immediately preceding the incurrence of such Financial Indebtedness, as if such incurrence of such Financial Indebtedness and all related transactions entered into in connection therewith had occurred on the first day of the Relevant Period ending on such Quarter Date, is less than 3.00 to 1.00, an additional $10,000,000 (or its equivalent in other currencies) for any members of the Group domiciled in one country for use in such country and $25,000,000 (or its equivalent in other currencies) in aggregate for the Group in any Financial Year of CME (it being understood that in no event shall the Financial Indebtedness permitted under this clause (b)(i) exceed $15,000,000 (or its equivalent in other currencies) for any members of the Group domiciled in one country for use in such country and $50,000,000 (or its equivalent in other currencies) in aggregate for the Group in any Financial Year of CME);
(ii)    incurred while no Event of Default is continuing or would result from such incurrence under finance or capital leases provided that the aggregate amount of Capital Lease Obligations of members of the Group outstanding does not exceed $50,000,000 (or its equivalent in other currencies) at any time (the “Capital Lease Limit”); or
(iii)    Permitted Financial Indebtedness or a Permitted Transaction.

Notwithstanding the foregoing, neither CME nor CME BV shall incur Permitted Financial Indebtedness in order to (x) refinance, refund, replace, exchange or repay the 2014 Third Party Loans or (y) refinance, refund, replace, exchange or repay the Revolving Loans, 2015 Third Party Loans and/or 2016 Third Party Loans hereunder unless, in the case of this clause (y), (i) CME shall first present to Time Warner a reasonably detailed description of the proposed refinancing (the “Proposed Refinancing”), including information as to the commercial terms, covenants and events of default, along with whatever additional information or support Time Warner shall reasonably request, (ii) Time Warner shall within two weeks following receipt of such proposal respond to CME with (x) its rejection of the Proposed Refinancing, to the extent it requires participation by Time Warner, (y) confirmation that it is not making a counter-proposal to the Proposed Refinancing contemplated in next clause, or (z) at Time Warner’s option, with a reasonably detailed counter-proposal to the Proposed Refinancing, including information as to the commercial terms, covenants and events of default, along with whatever additional information or support CME shall reasonably request, (iii) CME shall respond to Time Warner’s refinancing counter-proposal within two weeks; provided, if the commercial terms, covenants and events of default (taken as a whole) of Time Warner’s refinancing counter-proposal are substantially similar or more favorable to CME than those in the Proposed Refinancing, CME and Time Warner shall work in good faith to implement Time Warner’s counter-proposal (and not the Proposed Refinancing or an alternate third-party refinancing proposal) within 120 days following CME’s affirmative response to Time Warner’s counter-proposal; provided further, if Time Warner does not respond in a timely manner to the Proposed Refinancing or responds with a rejection or confirmation, in each case as provided in clause (ii) above, then CME may implement and must consummate the Proposed Refinancing within 120 days after the expiry of the two week period or the date of such rejection or confirmation, as applicable, under clause (ii) above, subject to compliance with the terms set forth in this Agreement (including the terms set forth in the definition of Permitted Refinancing Indebtedness) and (iv) such Financial Indebtedness is incurred no earlier than the date that is two (2) years after the Second Restatement Date. To the extent the Proposed Refinancing is not consummated within the 120-day time period set forth in the immediately preceding sentence, any Permitted Financial Indebtedness incurred in order to refinance, refund, replace, exchange or repay the Revolving Loans, 2015 Third Party Loans and/or 2016 Third Party Loans shall again become subject to the right of first offer procedure set forth in this paragraph and CME shall present to Time Warner a reasonably detailed description of a new Proposed Refinancing. The rights of Time Warner described in this paragraph are referred to herein as the “Time Warner Proposal Right”.
Notwithstanding the provisions of the immediately preceding paragraph, at any time after the occurrence of a Change of Control, CME and/or CME BV, as applicable, may incur Permitted Financial Indebtedness without complying with the Time Warner Proposal Right in a refinancing transaction in which (x) all CME Credit Guarantees are terminated, (y) the Revolving Loan Credit Agreement and all commitments thereunder are, in each case, terminated and all outstanding Revolving Loans and other obligations thereunder are repaid, and (z) CME or CME BV, as applicable, pays CME Credit Guarantor all accrued premiums, expenses and fees, including any Commitment Fee, Guarantee Fees or Guarantee Reimbursement Amounts under this Agreement, accrued or incurred in connection with the CME Credit Guarantees and/or the Revolving Loan Credit Agreement.
Section 5.19    Access. If an Event of Default is continuing, each Reimbursement Party shall (and CME shall ensure that each member of the Group will) permit CME Credit Guarantor and/or accountants or other professional advisers and contractors of CME Credit Guarantor free access at all reasonable times and on reasonable notice at the risk and cost of the applicable Reimbursement Party to (a) the premises, assets, books, accounts and records of each member of the Group and (b) meet and discuss matters with management of the Group.

Section 5.20    Intellectual Property.
(a)    CME shall (and shall ensure that each other member of the Group will):
(i)    preserve and maintain the subsistence and validity of the Intellectual Property necessary for the business of members of the Group;
(ii)    use reasonable endeavours to prevent any infringement in any material respect of the Intellectual Property;
(iii)    make registrations and pay all registration fees and taxes necessary to maintain the Intellectual Property owned by it in full force and effect and record its interest in that Intellectual Property;
(iv)    not use or permit the Intellectual Property to be used by it or any relevant member of the Group in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of the Intellectual Property or imperil the right of any relevant member of the Group to use such property; and
(v)    not discontinue the use of the Intellectual Property,
where failure to do so, in the case of paragraphs (i), (ii) and (iii) above, or, in the case of paragraphs (iv) and (v) above, such use, permission to use, omission or discontinuation, is reasonably likely to have a Material Adverse Effect.
(b)    Failure to comply with any part of paragraph (a) above, shall not be a breach of this Section 5.20 to the extent that any dealing with Intellectual Property which would otherwise be a breach of paragraph (a) above is contemplated by the definition of Permitted Transaction.
Section 5.21    Amendments.
(a)    Except as permitted under paragraph (b) below, no Reimbursement Party shall (and CME shall ensure that no member of the Group will) amend, vary, novate, supplement, supersede, waive or terminate the constitutional documents of a Reimbursement Party or another member of the Group, the Revolving Loan Credit Agreement, 2014 Third Party Credit Agreement, 2014 Refinancing Hedge, 2015 Third Party Credit Agreement, 2015 Refinancing Hedge, 2016 Third Party Credit Agreement or 2016 Refinancing Hedge, in each case in any manner adverse to CME Credit Guarantor in any material respect.
(b)    Paragraph (a) does not apply to any amendment, variation, novation, supplement, superseding, waiver or termination to which CME Credit Guarantor consents.

Section 5.22    Restricted Payments.
(a)    Except as permitted by paragraph (b) below, CME shall not (and shall ensure that no member of the Group will) directly or indirectly:
(i)    declare or pay any dividend or make any distribution (including any payment in connection with any merger, amalgamation or consolidation involving CME or any Subsidiary of CME) on or in respect of its Capital Stock except:
(1)    dividends or distributions payable solely in Capital Stock of CME (other than Disqualified Stock) or in options or warrants or other rights to purchase such Capital Stock of CME; and
(2)    dividends or distributions payable to CME or a Subsidiary of CME (and, if such Subsidiary has shareholders other than CME or other Subsidiaries of CME, to its other shareholders on a pro rata basis);
(ii)    purchase, redeem, retire or otherwise acquire for value any Capital Stock of CME held by Persons other than CME or a Subsidiary of CME (other than in exchange for Capital Stock of CME (other than Disqualified Stock));
(iii)    purchase, repurchase, prepay, repay, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase, prepayment or repayment redemption, defeasance or other acquisition or retirement of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition); or
(iv)    make any Restricted Investment in any Person;
(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (i) through (iv) shall be referred to herein as a “Restricted Payment”).

(b)    Paragraph (a) above does not apply to:
(i)    so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of CME or any Subsidiary of CME or any parent of CME held by any existing or former employees or management of CME or any Subsidiary of CME or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees; provided that such redemptions or repurchases pursuant to this clause from and after February 28, 2014 will not exceed $3,000,000 in the aggregate for all such redemptions and repurchases;
(ii)    repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof or withholding tax thereon; and
(iii)    additional Restricted Payments, so long as (1) no Default or Event of Default has occurred and is continuing or would result therefrom and (2) the Consolidated Total Leverage Ratio, both (x) as of the Quarter Date immediately preceding the making of such Restricted Payment and (y) recomputed on a pro forma basis as of such Quarter Date immediately preceding the making of such Restricted Payment, as if such Restricted Payment and all related transactions entered into in connection therewith had occurred on the first day of the Relevant Period ending on such Quarter Date, is less than 2.75 to 1.00.
Section 5.23    Additional Guarantees. CME shall cause each Subsidiary that is not a Subsidiary Guarantor that, after the 2016 Effective Date, guarantees any other Financial Indebtedness incurred by CME, CME BV or CME NV under a credit facility or in connection with a capital markets transaction, in each case including any refinancing thereof, to simultaneously or prior thereto provide a guarantee on substantially the same terms and conditions as those set forth in Exhibit A to the Guarantee. Notwithstanding the foregoing, CME shall not be obligated to cause such Subsidiary to guarantee payment of the Guarantee Reimbursement Amount to the extent that the grant of such Guarantee would not be consistent with applicable laws or would be reasonably likely to result in any liability for officers, directors or shareholders of such Subsidiary.

Section 5.24    Specified Asset Sales and Equity Transactions; Net Insurance/Condemnation Proceeds. Without limiting the requirements of Section 5.14, if CME or any of its Subsidiaries receives any Net Available Cash from any asset disposition permitted under Section 5.14(b)(i) (due to waiver by CME Credit Guarantor) or from any Equity Transactions or receives any Net Insurance/Condemnation Proceeds, in each case, in a single transaction or a series of related transactions in excess of $10,000,000 (or its equivalent in other currencies) in any Financial Year, CME shall, no later than the twentieth Business Day following the receipt of such Net Available Cash or such Net Insurance/Condemnation Proceeds (the “Scheduled Prepayment Date”), apply an amount equal to 100% of such Net Available Cash or Net Insurance/Condemnation Proceeds in excess of such thresholds as follows:
(a)    first, to repay any Revolving Loans and all other obligations under the Revolving Loan Credit Agreement;
(b)    second, to pay off the Obligations, including Guarantee Reimbursement Amounts, Guarantee Fees, interest or other amounts payable to CME Guarantor in connection with the 2014 Third Party Credit Agreement;
(c)    third, to prepay the 2014 Third Party Loans and all other obligations under the 2014 Third Party Credit Agreement;
(d)    fourth, to pay off the Obligations, including Guarantee Reimbursement Amounts, Guarantee Fees, interest or other amounts payable to CME Guarantor in connection with the 2015 Third Party Credit Agreement;
(e)    fifth, to prepay the 2015 Third Party Loans and all other obligations under the 2015 Third Party Credit Agreement;
(f)    sixth, to pay off the Obligations, including Guarantee Reimbursement Amounts, Guarantee Fees, interest or other amounts payable to CME Guarantor in connection with the 2016 Third Party Agreement; and
(g)    seventh, to prepay the 2016 Third Party Loans and all other obligations under the 2016 Third Party Credit Agreement;
provided that if prior to the Scheduled Prepayment Date, CME notifies CME Credit Guarantor of its intention to reinvest Net Available Cash from any asset disposition permitted under Section 5.14(b)(i) or Net Insurance/Condemnation Proceeds in Additional Assets (other than current Additional Assets), then so long as no Event of Default then exists, CME shall not be required to make a prepayment under this Section 5.24 in respect of such Net Available Cash or Net Insurance/Condemnation Proceeds to the extent such Net Available Cash or Net Insurance/Condemnation Proceeds are reinvested by the Reinvestment Prepayment Date; provided, however, that if any Net Available Cash Net Proceeds or Net Insurance/Condemnation Proceeds have not been so reinvested by the Reinvestment Prepayment Date, CME shall make the prepayment on the Reinvestment Prepayment Date with the Net Available Cash or Net Insurance/Condemnation Proceeds not so reinvested as set forth in clauses (a) through (g) above.

Section 5.25    Voluntary Refinancing of Third Party and Revolving Loans. CME shall not refinance the 2014 Third Party Loans, 2015 Third Party Loans or the Revolving Loan Credit Agreement (including any outstanding Revolving Loans), or permit CME BV to refinance the 2016 Third Party Loans, except that:
(a)    after the date that is two (2) years after the Second Restatement Date, CME or, in the case of the 2016 Third Party Loans, CME BV, may refinance in full all of the 2015 Third Party Loans, 2016 Third Party Loans and the Revolving Loan Credit Agreement (including any outstanding Revolving Loans) in a refinancing transaction in which (x) all CME Credit Guarantees are terminated, (y) the Revolving Loan Credit Agreement and all commitments thereunder are, in each case, terminated and all outstanding Revolving Loans and other obligations thereunder are repaid, and (z) CME or CME BV, as applicable, pays CME Credit Guarantor all accrued premiums, expenses and fees, including any Commitment Fee, Guarantee Fees or Guarantee Reimbursement Amounts under this Agreement, accrued or incurred in connection with the CME Credit Guarantees and/or the Revolving Loan Credit Agreement; provided, that CME must comply with the Time Warner Proposal Right (except as provided in paragraph (c) below), but subject, for the avoidance of doubt, to no other limitations in this Agreement with respect to such refinancing, including limitations on the terms of the Financial Indebtedness that constitutes such Proposed Refinancing or any covenants or restrictions governing such refinancing under the definition of “Permitted Refinancing Indebtedness”;
(b)    after the date that is two (2) years after the Second Restatement Date, CME or, in the case of the 2016 Third Party Loans, CME BV, may refinance in part (to the extent set forth in the first paragraph of the defined term “Permitted Refinancing Indebtedness”) the 2015 Third Party Loans, 2016 Third Party Loans and/or the Revolving Loan Credit Agreement (including any outstanding Revolving Loans); provided, that CME must comply with (x) the Time Warner Proposal Right, subject to paragraph (c) below, and (y) all other covenants governing such refinancing, including those covenants governing the Financial Indebtedness that constitutes such Proposed Refinancing, including “Permitted Refinancing Indebtedness”;
(c)    following a Change of Control, CME or, in the case of the 2016 Third Party Loans, CME BV, may refinance any amount of the 2015 Third Party Loans and 2016 Third Party Loans; provided, that CME must comply with (x) the Time Warner Proposal Right, except to the extent not required by the final paragraph of Section 5.18, and (y) in the event of a refinancing in part of the 2015 Third Party Loans, 2016 Third Party Loans and/or the Revolving Loans, all other covenants governing such refinancing, including those covenants governing the Financial Indebtedness that constitutes such Proposed Refinancing, including “Permitted Refinancing Indebtedness” (other than clause (j) therein); and
(d)    for the avoidance of doubt, this provision in no way limits CME’s ability to otherwise prepay the 2014 Third Party Loans, 2015 Third Party Loans, or any outstanding Revolving Loans, or CME BV’s ability to otherwise prepay the 2016 Third Party Loans, including in each case when required under Section 5.24 or otherwise at CME’s discretion, out of the cash flow of operating activities of the Group or from other sources that do not constitute Financial Indebtedness and are not otherwise prohibited under this Agreement (upon not less than three (3) Business Days’ (or such shorter period as CME Credit Guarantor shall agree) prior written or telephonic notice to CME Credit Guarantor).
ARTICLE VI
EVENTS OF DEFAULT
Section 6.01    Events of Default. If any of the following events (each an “Event of Default”) shall occur:
(a)    non-payment of, without duplication, the Obligations (other than interest, which is covered by paragraph (b) below), including any Guarantee Reimbursement Amount, Guarantee Fee or Commitment Fee, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)    non-payment of any interest on any Guarantee Reimbursement Amount, Guarantee Fee, Commitment Fee or other amount payable under the Reimbursement Documents, within three (3) Business Days after the same shall become due and payable;
(c)    any representation or warranty made or deemed made by the Reimbursement Parties in Article III hereof or in any other Reimbursement Document, or in any amendment hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Reimbursement Document or any amendment hereof or thereof, shall prove to have been incorrect in any material respect when made or deemed made;
(d)    the Reimbursement Parties shall fail to observe or perform (i) any covenant, condition or agreement contained in Section 5.01(a), Section 5.01(b), Section 5.01(d), Section 5.01(g)(ii), Section 5.05(b) and Section 5.09; provided that no Event of Default under this clause (i) will occur if the failure to comply is capable of remedy and is remedied within five (5) Business Days of the earlier of (A) CME Credit Guarantor giving notice to CME and (B) CME becoming aware of the failure to comply or (ii) any covenant, condition or agreement contained in Section 5.02, Section 5.03, Section 5.04, Section 5.05(a), Section 5.08, Section 5.10, Section 5.11, Section 5.13, Section 5.14, Section 5.16, Section 5.17, Section 5.18, Section 5.22 , Section 5.23, Section 5.24 and Section 5.25;
(e)    the Reimbursement Parties shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those contained in paragraphs (a), (b) or (d) above), and such failure shall continue unremedied for a period of 30 days after written notice thereof from CME Credit Guarantor to CME;
(f)    (i) an “event of default” shall occur under the 2017 PIK Notes Indenture (unless the 2017 PIK Notes Indenture has been discharged), Term Loan Credit Agreement (unless the Term Loan Agreement has been terminated), Revolving Loan Credit Agreement, 2014 Third Party Credit Agreement, 2015 Third Party Credit Agreement or 2016 Third Party Credit Agreement, in each case as such term is defined therein, (ii) the principal amount of any other Material Indebtedness is not paid at the maturity thereof (whether at stated maturity, acceleration or otherwise) or (iii) a default shall occur under any other Material Indebtedness which results in the acceleration of such other Material Indebtedness prior to the stated maturity thereof;
(g)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, winding-up, reorganization or other relief in respect of any Reimbursement Party or Significant Subsidiary or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect (“Bankruptcy Law”) or (ii) the appointment of a receiver, liquidator, trustee, custodian, sequestrator, conservator, compulsory manager or similar official for any Reimbursement Party or Significant Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 consecutive days or a final, not temporary or interim, unappealable order or decree approving or ordering any of the foregoing shall be entered;
(h)    any Reimbursement Party or Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, winding-up, reorganization or other relief under any Bankruptcy Law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (g) of this Article, (iii) apply for or consent to the appointment of a receiver, liquidator, trustee, custodian, sequestrator, conservator, compulsory manager or similar official for any Reimbursement Party or Significant Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(i)    any Reimbursement Party or Significant Subsidiary is unable or shall admit in writing its inability to pay its debts generally;

(j)    CME or any of its Significant Subsidiaries fails to satisfy any final and non-appealable judgment or arbitral award against it or its assets made by any competent court or tribunal to which it or its assets is or are subject, where the amount of relief from, and/or a liability (including, without limitation, any pre- and/or post-judgment interest but excluding any award in respect of costs or relevant proceedings) under such judgment or award, of CME and any of its Significant Subsidiaries as a whole is at any time in aggregate amount at least $25,000,000 (or its equivalent in other currencies);
(k)    a Change of Control shall occur; provided that such Change of Control shall not have been caused directly or indirectly by any action taken by Time Warner or any of its Affiliates;
(l)    this Agreement or any other Reimbursement Document shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by any Reimbursement Party or any other person, or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions or interpretation of any provision thereof), or any Reimbursement Party shall repudiate or deny any portion of its financial obligation under this Agreement or any other Reimbursement Document; or
(m)    any security interest and Security purported to be created by any Security Document with respect to any Collateral shall cease to be in full force and effect, or shall cease to give CME Credit Guarantor the Security, rights, powers and privileges purported to be created and granted under such Security Document (including a perfected security interest in and Security on all of the Collateral thereunder in the manner provided for in the Intercreditor Agreement) in favor of CME Credit Guarantor, or shall be asserted by CME or any other Reimbursement Party not to be a valid, perfected, security interest in or Security on the Collateral covered thereby in the manner provided for in the Intercreditor Agreement; or
then, and in every such event, and at any time thereafter during the continuance of such event, CME Credit Guarantor may, by notice to CME, take any of the following actions, at the same or different times:
(i)    CME Credit Guarantor may declare all Obligations (whether direct or contingent) payable hereunder to be, and such amounts shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by CME and CME BV.
(ii)    CME Credit Guarantor shall be entitled to apply, sell or otherwise liquidate and realize upon any and all funds, assets or property in any such collateral accounts in satisfaction of the Obligations.
(iii)    CME Credit Guarantor shall be entitled to set off against any or all the Obligations any amounts then owing by CME Credit Guarantor to CME or CME BV (whether or not matured, whether or not contingent, and regardless of the currency, place of payment and booking office).
(iv)    Subject to the Intercreditor Agreement, CME Credit Guarantor may do any acts which it deems proper to protect the Collateral as security hereunder, and collect and sue upon the Collateral and receive any payments due thereon or any damages thereunder, and apply all sums received in connection with the Collateral to the payment of the Obligations in such order as CME Credit Guarantor shall determine.
(v)    Subject to the Intercreditor Agreement, CME Credit Guarantor shall be entitled to exercise, or cause the exercise of, CME’s or CME BV’s rights under or in respect of any Collateral.
(vi)    CME Credit Guarantor shall be entitled to exercise or cause the exercise of any other rights or remedies provided herein, in any document or instrument delivered pursuant hereto, under any other agreement or under applicable law.

(vii)    Notwithstanding anything to the contrary contained above, in case of any event described in paragraphs (g) or (h) of this Article, all Obligations (whether direct or contingent) payable hereunder to be, and such amounts shall automatically become, immediately due and payable and required to be deposited in the collateral accounts without presentment, demand, protest or other notice of any kind, all of which are hereby waived by CME and CME BV.

If the Collateral is insufficient to cover the payment in full of all Obligations, CME or CME BV, as applicable, shall remain liable for any deficiency.
The powers conferred on CME Credit Guarantor hereunder are solely for its benefit and do not impose any duty on CME Credit Guarantor to exercise any such powers. Following an Event of Default, CME Credit Guarantor shall have no duty of care as a secured party hereunder to CME or CME BV, as applicable, as to any Collateral or with respect to the taking of any necessary steps to preserve rights against other parties or any other obligations pertaining to the Collateral, other than as may be expressly required by the applicable law.
Each of CME and CME BV hereby expressly waives, to the fullest extent permitted by law, every statute of limitation, right of redemption, any moratorium or redemption period, any limitation on a deficiency judgment, and any right which it may have to direct the order in which any of the Collateral shall be disposed of in the event of any disposition pursuant hereto.
The rights of CME Credit Guarantor provided for herein are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law.

ARTICLE VII
MISCELLANEOUS
Section 7.01    Notices.
(a)    Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices, demands, requests, consents and other communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record (including electronic mail), and shall be deemed validly given upon personal delivery or one day after being sent by overnight courier service and, if sent by facsimile, to the extent transmitted by 3:00 pm (local time of recipient) on a Business Day, will be deemed to have been received on that Business Day, and if transmitted by facsimile after 3:00 pm (local time of the recipient) on a Business Day or any other day, then on the Business Day next following the day of transmittal (so long as for notices or other communications sent by facsimile, the transmitting facsimile machine records electronic conformation of the due transmission of the notice), at the following address or facsimile number, or at such other address or facsimile number as a party may designate to the other parties:
(i)    if to CME or any other Reimbursement Party:
Central European Media Enterprises Ltd.
c/o CME Media Services Ltd.
Kříženeckého náměstí 1078/5
152 00 Prague 5 - Barrandov
Czech Republic
Facsimile:    + 420-242-464-483
Attention:    Legal Counsel; and
(ii)    if to CME Credit Guarantor: Time Warner Inc., to it at One Time Warner Center, New York, NY 10019, Attention Chief Financial Officer (Facsimile No. + 1 (212) 484-6710), with copies to its General Counsel (Facsimile No. + 1 (212) 484-7167) and its Treasurer (Facsimile No. + 1 (212) 484-7156), (x) Stephen Kapner (Facsimile No. + 1 (212) 484-7151) and (y) Leonel Galvez (Facsimile No. + 1 (212) 484-7151).
(b)    CME, CME BV or CME Credit Guarantor may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c)    Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
Section 7.02    Waivers; Amendments. Neither this Agreement nor any other Reimbursement Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by CME and CME Credit Guarantor.

Section 7.03    Expenses; Indemnity; Damage Waiver.
(a)    The Reimbursement Parties shall pay (i) all reasonable invoiced out‑of‑pocket expenses incurred by CME Credit Guarantor, including the reasonable and documented fees, charges and disbursements of counsel for CME Credit Guarantor, in connection with any amendments, modifications or waivers of the provisions of the Reimbursement Documents (whether or not the transactions contemplated thereby shall be consummated), (ii) all documented out‑of‑pocket expenses invoiced to and incurred by CME Credit Guarantor, including the fees, charges and disbursements of any counsel for CME Credit Guarantor, in connection with the enforcement or protection of their rights in connection with this Agreement, including its rights under this Section, or in connection with the CME Credit Guarantees, including all such out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such CME Credit Guarantees and (iii) fees of CME Credit Guarantor in connection with the administration of the Reimbursement Documents.
(b)    CME agrees, to the fullest extent permitted by law, to indemnify and hold harmless CME Credit Guarantor and each Related Party of any of the foregoing Persons (the “Indemnified Parties”) from and against any and all claims, damages, losses, liabilities, costs, penalties, fees and expenses (including reasonable fees and disbursements of counsel) of any kind or nature whatsoever for which any of them may become liable or which may be incurred by or asserted against any of the Indemnified Parties (other than claims and related damages, losses, liabilities, costs, penalties, fees and expenses made by CME Credit Guarantor (or its successors or assignees) against CME Credit Guarantor (or its successors or assignees), as applicable) arising out of, related to or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the execution or delivery of any Reimbursement Document or any other document or instrument contemplated thereby, the performance by the Reimbursement Parties of their respective obligations thereunder, or the consummation of the transactions contemplated thereby, (ii) any violation by CME or any Subsidiary of CME of any Environmental Law or any other law, rule, regulation or order or (iii) the actual funding of the Guarantee Reimbursement Amount (EXCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, PENALTY, FEE OR EXPENSE SOUGHT TO BE RECOVERED BY ANY INDEMNIFIED PARTY TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, PENALTY, FEE OR EXPENSE HAS BEEN DETERMINED BY A FINAL NON‑APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION TO HAVE SOLELY RESULTED BY REASON OF THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY. IT IS THE INTENT OF THE PARTIES HERETO THAT EACH INDEMNIFIED PARTY SHALL, TO THE EXTENT PROVIDED IN THIS SECTION 7.03(b), BE INDEMNIFIED FOR ITS OWN ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 7.03(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Reimbursement Party, its directors, shareholders or creditors, any Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the Transaction is consummated.
(c)    To the fullest extent permitted by applicable law, no Reimbursement Party shall assert, and each Reimbursement Party hereby waives, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Reimbursement Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the Loan or the use of the proceeds thereof. No Indemnified Party referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Reimbursement Documents or the transactions contemplated hereby or thereby.
(d)    All amounts due under this Section 7.03 shall be payable not later than three (3) Business Days after written demand therefor, such demand to be in reasonable detail setting forth the basis for and method of calculation of such amounts.

Section 7.04    Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby. CME and CME BV may not assign or otherwise transfer any of their respective rights or obligations under this Agreement without the prior written consent of CME Credit Guarantor. CME Credit Guarantor may assign its rights hereunder without the prior consent of CME.
Section 7.05    Survival. All covenants, agreements, representations and warranties made by the Reimbursement Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement, regardless of any investigation made by any such other party or on its behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on the Guarantee Reimbursement Amount or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the CME Credit Guarantees have not expired or terminated. The provisions of Sections 7.03 and 7.12 shall survive and remain in full force and effect regardless of the consummation of the 2016 Transactions, the repayment of the Guarantee Reimbursement Amount, the expiration or termination of the CME Credit Guarantee or the termination of this Agreement or any provision hereof.
Section 7.06    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to CME Credit Guarantor constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective on the 2016 Effective Date, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 7.07    Severability. Any provision of this Agreement or the Reimbursement Documents held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 7.08    Governing Law; Jurisdiction; Consent to Service of Process.
(a)    This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)    Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. To the extent that any Reimbursement Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Reimbursement Party hereby irrevocably waives such immunity in respect of its obligations under this Agreement. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that CME Credit Guarantor may otherwise have to bring any action or proceeding relating to this Agreement against CME or any Subsidiary Guarantor or any of their respective properties in the courts of any jurisdiction (i) to enforce a judgment obtained in accordance with this Section or (ii) to proceed against the Collateral under any Security Document.
(c)    Each Reimbursement Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 7.08. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. In addition, each Reimbursement Party hereby irrevocably designates, appoints and empowers CT Corporation System, the principal office of which is 111 Eighth Avenue, New York, NY 10011 (the “Process Agent”), in the case of any suit, action or proceeding brought in the United States of America as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any kind and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of or in connection with this Agreement or any other Reimbursement Document. By executing this Agreement, each Reimbursement Party hereby confirms that the Process Agent irrevocably accepts such designation, appointment and agency, which shall remain in full force and effect until such time that a notice is delivered by the Process Agent and each Reimbursement Party to CME Credit Guarantor (in form and substance reasonably satisfactory to CME Credit Guarantor) stating that the Process Agent will no longer be serving as Process Agent, at which time each Reimbursement Party shall designate a replacement Process Agent satisfactory to CME Credit Guarantor (and deliver the appropriate documentation in respect thereof as reasonably requested by CME Credit Guarantor). Such service may be made by mailing (by registered or certified mail, postage prepaid) or delivering a copy of such process to such Person in care of the Process Agent at the Process Agent’s above address, and such Person hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, each Reimbursement Party irrevocably consents to the service of any and all process in any such action or proceeding by the mailing (by registered or certified mail, postage prepaid) of copies of such process to the Process Agent or such Person at its address specified in Section 7.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 7.09    Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 7.10    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 7.11    Confidentiality.
(a)    Each of CME and CME BV agree to maintain the confidentiality of the Time Warner Information and not to disclose or permit its disclosure to any Person, for a period of at least one (1) year following the termination of this Agreement, except that Time Warner Information may be disclosed (a) to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Time Warner Information and instructed to keep such Time Warner Information confidential), (b) to the extent requested by or legally obligated to disclose it pursuant to a request of any regulatory authority or Governmental Authority purporting to have jurisdiction over it (including any self‑regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Reimbursement Document or any action or proceeding relating to this Agreement or any other Reimbursement Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions no less restrictive than those of this Section, to (i) any assignee of, or any prospective assignee of, any of its rights or obligations under this Agreement or (ii) any actual or prospective party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) to any swap, derivative or other similar transaction under which payments are to be made by reference to CME Credit Guarantor and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency, or (ii) the CUSIP Service Bureau or any similar organization, (h) with the consent of CME Credit Guarantor or (i) to the extent such Time Warner Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to either CME or CME BV or any of their respective Affiliates on a non‑confidential basis from a source other than CME Credit Guarantor.
(b)    For purposes of this Section, “Time Warner Information” means all information received at any time prior to the 2016 Effective Date and afterwards from CME Credit Guarantor or any of its Subsidiaries relating to CME Credit Guarantor or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to CME or CME BV on a non‑confidential basis prior to disclosure by CME Credit Guarantor or any of its Subsidiaries, provided that, in the case of information received from CME Credit Guarantor or any of its Subsidiaries after the 2016 Effective Date, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 7.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information, and at least reasonable care.

(c)    CME Credit Guarantor agrees to maintain the confidentiality of the Information and not to disclose or permit its disclosure to any Person, for a period of at least one (1) year following the termination of this Agreement, except that Information may be disclosed (a) to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by or legally obligated to disclose it pursuant to a request of any regulatory authority or Governmental Authority purporting to have jurisdiction over it (including any self‑regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Reimbursement Document or any action or proceeding relating to this Agreement or any other Reimbursement Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions no less restrictive than those of this Section, to (i) any assignee of, or any prospective assignee of, any of its rights or obligations under this Agreement or (ii) any actual or prospective party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) to any swap, derivative or other similar transaction under which payments are to be made by reference to CME or CME BV and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency, or (ii) the CUSIP Service Bureau or any similar organization, (h) with the consent of CME or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to CME Credit Guarantor or any of its respective Affiliates on a non‑confidential basis from a source other than CME.
(d)    For purposes of this Section, “Information” means all information received at any time prior to the 2014 Effective Date and afterwards from CME or any of its Subsidiaries relating to CME or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to CME Credit Guarantor on a non‑confidential basis prior to disclosure by CME or any of its Subsidiaries, provided that, in the case of information received from CME or any of its Subsidiaries after the 2014 Effective Date, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 7.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information, and at least reasonable care.
Section 7.12    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Guarantee Reimbursement Amount, Guarantee Fee or Commitment Fee, together with all fees, charges and other amounts which are treated as interest on such Guarantee Reimbursement Amount, Guarantee Fee or Commitment Fee under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by CME Credit Guarantor in accordance with applicable law, the rate of interest payable in respect of any Guarantee Reimbursement Amount, Guarantee Fee or Commitment Fee hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of any such Guarantee Reimbursement Amount, Guarantee Fee or Commitment Fee but were not payable as a result of the operation of this Section 7.12 shall be cumulated and the interest and Charges payable to such Lender in respect of other periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together (to the extent lawful) with interest thereon to the date of repayment, shall have been received by CME Credit Guarantor.
Section 7.13    No Waiver; Remedies. No failure on the part of any party hereto to exercise, and no delay in exercising, any right under this Agreement or any other Reimbursement Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies of CME Credit Guarantor provided in this Agreement are cumulative and not exclusive of any remedies that they would otherwise have.
Section 7.14    Judgment Currency.
(a)    The Reimbursement Parties’ obligations hereunder and under the other Reimbursement Documents to make payments in Dollars (pursuant to such obligation, the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by CME Credit Guarantor of the full amount of the Obligation Currency expressed to be payable to CME Credit Guarantor under this Agreement or the other Reimbursement Documents. If, for the purpose of obtaining or enforcing judgment against any Reimbursement Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made at the rate of exchange (as quoted by CME Credit Guarantor or if CME Credit Guarantor does not quote a rate of exchange on such currency, by a known dealer in such currency designated by CME Credit Guarantor) determined, in each case, as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).
(b)    If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Reimbursement Parties covenant and agree to pay, or cause to be paid, either (i) such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date, or (ii) such amount, in the Obligation Currency, equal to the amount of the applicable judgment denominated in Judgment currency, converted to the Obligation Currency in accordance with the Judgment Currency Conversion Date.
(c)    For purposes of determining the rate of exchange for this Section 7.14, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.
Section 7.15    Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.
Section 7.16    No Personal Liability of Directors, Officers, Employees, Incorporators or Stockholders. No director, officer, employee, incorporator or shareholder of CME, or any of its Subsidiaries, as such, shall have any liability for any obligations of CME or any of its Subsidiaries with respect to the Guarantee Reimbursement Amount, this Agreement or the Guarantees hereof, or for any claim based on, in respect of, or by reason of, such obligation or their creation. CME Credit Guarantor waives and releases all such liability. The waiver and release are part of the consideration for CME’s entry into this Agreement.
Section 7.17    Appointment of Time Warner as Agent. The parties acknowledge that each of the Time Warner Subsidiary Guarantors has in each of the CME Credit Guarantees appointed Time Warner to act on its behalf as agent (the “Agent”) under the Reimbursement Agreement and the other Reimbursement Documents, and has authorized Time Warner to take such actions on its behalf, and exercise such rights and remedies on its behalf, as Time Warner deems necessary under the Reimbursement Agreement and the other Reimbursement Documents.
Section 7.18    CME and CME BV Waiver. In each case except as contemplated in Section 2.01(b)(i), to the fullest extent permitted by applicable law, each of CME and CME BV hereby irrevocably waives any right of contribution or subrogation which it may at any time otherwise have as a result of any of the CME Guarantees (whether contractual, under Section 509 under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto or otherwise) from Time Warner or any of its Subsidiaries.

Section 7.19    2016 Refinancing Guarantee Fee Guarantee. CME hereby unconditionally, irrevocably and absolutely guarantees to Time Warner and its respective successors, indorsees, transferees and assigns, the prompt and complete payment by CME BV when due (whether on each Fee Payment Date, by acceleration or otherwise) of the 2016 Refinancing Guarantee Fee. Notwithstanding anything to the contrary contained in this Agreement, CME waives any and all notice of the creation, renewal, extension or accrual of 2016 Refinancing Guarantee Fee. CME waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon CME or CME BV with respect to the 2016 Refinancing Guarantee Fee. This guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment and performance and not of collection without regard to (a) the validity, regularity or enforceability of the Reimbursement Agreement or any other Reimbursement Document, or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by Time Warner, (b) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by CME BV or any other Person against Time Warner, (c) whether or not the 2016 Refinancing Guarantee Fee from time to time is reduced, or extinguished, whether or not recovery may be or hereafter become barred by any statute of limitations or otherwise, and despite any arrangement or composition entered into in connection with any bankruptcy or other proceeding or (d) any other circumstance whatsoever (with or without notice to or knowledge of CME or CME BV) which constitutes, or might be construed to constitute, an equitable or legal discharge of CME BV from payment of the 2016 Refinancing Guarantee Fee or of CME under this guarantee, in bankruptcy or in any other instance.
Section 7.20    Guarantee Payment Cooperation. Each of CME and Time Warner agrees to promptly notify the other party upon receipt of a payment demand notice from BNP Paribas as administrative agent under the 2014 Third Party Credit Agreement, 2015 Third Party Credit Agreement or the 2016 Third Party Credit Agreement in connection with the enforcement of any of the CME Credit Guarantee or the CME Guarantee. Following receipt of such notice, CME and Time Warner shall work in good faith to establish which party may satisfy the demand notice without a duplication of payment under any of the CME Credit Guarantee or the CME Guarantee.
Section 7.21    Setoff. CME Credit Guarantor is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all amounts (in whatever currency) at any time owing by CME Credit Guarantor to or for the credit or the account of CME under this Agreement or any other Reimbursement Document against any and all of the obligations (in whatever currency) of CME now or hereafter existing under this Agreement or any other Reimbursement Document to CME Credit Guarantor and/or any Time Warner Subsidiary Guarantor, irrespective of whether or not CME Credit Guarantor shall have made any demand under this Agreement or any other Reimbursement Document, to the extent then due and payable.  CME is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all amounts (in whatever currency) at any time owing by CME to or for the credit or the account of CME Credit Guarantor and/or any Time Warner Subsidiary Guarantor under this Agreement or any other Reimbursement Document against any and all of the obligations (in whatever currency) of CME Credit Guarantor now or hereafter existing under this Agreement or any other Reimbursement Document to CME, irrespective of whether or not CME shall have made any demand under this Agreement or any other Reimbursement Document, to the extent then due and payable.  The rights of CME and CME Credit Guarantor under this Section are in addition to other rights and remedies (including other rights of setoff) that such CME and CME Credit Guarantor may have.  Each of CME and CME Credit Guarantor agrees to notify the other promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 7.22    Restatement Effective Date.2
(a)    On the 2016 Effective Date, the Original Reimbursement Agreement shall be amended and restated in its entirety by this Agreement.  The parties hereto acknowledge and agree that (i) this Agreement and the other Reimbursement Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation of the Obligations under the Original Reimbursement Agreement or the other Reimbursement Documents as in effect prior to the 2016 Effective Date and which remain outstanding as of the 2016 Effective Date, (ii) the Obligations under the Original Reimbursement Agreement and the Security Documents are in all respects continuing (as amended and restated hereby and which are in all respects hereinafter subject to the terms herein) and (iii) the liens and security interests as granted under the applicable Reimbursement Documents securing payment of such Obligations are in all respects continuing (without interruption (other than the security interests to be released with respect to the Original Reimbursement Agreement, which shall be released simultaneously with consummation of the repayment of the Term Loan Credit Agreement) and in full force and effect and are reaffirmed hereby.
(b)    On and after the 2016 Effective Date, (i) all references to the Original Reimbursement Agreement in the Reimbursement Documents (other than this Agreement) shall be deemed to refer to the Original Reimbursement Agreement, as amended and restated hereby, (ii) all references to any section (or subsection) of the Original Reimbursement Agreement in any Reimbursement Document (but not herein) shall be amended to become, mutatis mutandis, references to the corresponding provisions of this Agreement and (iii) except as the context otherwise provides, on or after the 2016 Effective Date, all references to this Agreement herein (including for purposes of indemnification and reimbursement of fees) shall be deemed to be reference to the Original Reimbursement Agreement as amended and restated hereby.
(c)    This amendment and restatement is limited as written and is not a consent to any other amendment, restatement or waiver or other modification, whether or not similar and, except as expressly provided herein or in any other Reimbursement Document, all terms and conditions of the Reimbursement Document remain in full force and effect unless otherwise specifically amended hereby or by any other Reimbursement Document.
(d)    For the avoidance of doubt, any Default or Event of Default that occurred under the Original Reimbursement Agreement prior to the 2016 Effective Date and is continuing on the 2016 Effective Date shall constitute a Default or Event of Default, as applicable, under this Agreement.
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[2] Section 7.22 is included solely for historical reference.

SCHEDULE 3.08
Filing or Stamp Tax
It is not necessary that Reimbursement Documents be filed, recorded or enrolled with the local courts or any government authority of Curaçao or that any Curaçao stamp, registration, documentary or similar tax is paid in respect of the entry into of such Reimbursement Documents, provided that prior to submitting these instruments as evidence to a court of Curaçao, it may be required that these be first stamped with a stamp tax of ANG 20.00 per page and registered with the Registrar of Documents of Curaçao at ANG 5.00 per document. Moreover, court fees will be due in the case of litigation in the courts of Curaçao.

Schedule 3.08

SCHEDULE 3.13
Subsidiaries

Company	Jurisdiction of Organization	Ownership/Voting Interest
CME Media Enterprises Limited	Bermuda	100%
BTV Media Group EAD	Bulgaria	94%
Radiocompany C.J. OOD	Bulgaria	69.56%
Nova TV d.d.	Croatia	100%
Central European Media Enterprises N.V.	Curaçao	100%
TV Nova s.r.o.	Czech Republic	100%
CME Services s.r.o.	Czech Republic	100%
Pro Digital S.R.L.	Moldova	100%
CME Bulgaria B.V.	Netherlands	94%
CME Investments B.V.	Netherlands	100%
CME Media Enterprises B.V.	Netherlands	100%
CME Programming B.V.	Netherlands	100%
CME Slovak Holdings B.V.	Netherlands	100%
Pro TV S.R.L.	Romania	100%
Markíza-Slovakia, spol. s r.o.	Slovak Republic	100%
Kanal A d.o.o.	Slovenia	100%
POP TV d.o.o.	Slovenia	100%
Produkcija Plus d.o.o.	Slovenia	100%
CME Media Services Limited	United Kingdom	100%